                              THE M. W. KELLOGG COMPANY
                             SAVINGS AND INVESTMENT PLAN

                 (As Amended and Restated Effective January 1, 1989)

                              THE M. W. KELLOGG COMPANY
                             SAVINGS AND INVESTMENT PLAN

                 (As Amended and Restated Effective January 1, 1989)


                                      I N D E X

                                                                                 Page
                                                                                 ----
SECTION I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

          Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          After-Tax Contribution Account . . . . . . . . . . . . . . . . . . . . .  3
          After-Tax Contributions. . . . . . . . . . . . . . . . . . . . . . . . .  3
          Anniversary Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Basic Savings Contributions. . . . . . . . . . . . . . . . . . . . . . .  3
          Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Eligible Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Employer Contribution. . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Employer Contribution Account. . . . . . . . . . . . . . . . . . . . . .  5
          Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Income of the Trust Fund . . . . . . . . . . . . . . . . . . . . . . . .  5
          Investment Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          IRA Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Limited Matching Member. . . . . . . . . . . . . . . . . . . . . . . . .  5
          Matching Member. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Non-Matching Member. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Plan Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                       (i)

                                                                                 Page
                                                                                 ----

          Pre-Tax Contribution Account . . . . . . . . . . . . . . . . . . . . . .  6
          Pre-Tax Contributions. . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Prior Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Rollover Account . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Rollover Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Savings Contributions. . . . . . . . . . . . . . . . . . . . . . . . . .  7
          Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          Total and Permanent Disability . . . . . . . . . . . . . . . . . . . . .  7
          Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          Vesting Computation Period . . . . . . . . . . . . . . . . . . . . . . .  7
          Vesting Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          Year of Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

SECTION II     ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . . . . .  9
Section:
     2.1  Allocation of Responsibility Among Fiduciaries for
            Plan and Trust Administration. . . . . . . . . . . . . . . . . . . . .  9
     2.2  Appointment of Committee . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.3  Records and Reports. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.4  Other Committee Powers and Duties. . . . . . . . . . . . . . . . . . . . 10
     2.5  Rules and Decisions. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.6  Committee Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.7  Authorization of Benefit Payments. . . . . . . . . . . . . . . . . . . . 11
     2.8  Payment of Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.9  Application and Forms for Benefits . . . . . . . . . . . . . . . . . . . 11
     2.10 Committee Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.11 Quarterly Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.12 Annual Audit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.13 Funding Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     2.14 Allocation and Delegation of Committee Responsibilities. . . . . . . . . 13

SECTION III    PARTICIPATION AND SERVICE . . . . . . . . . . . . . . . . . . . . . 14
Section:
     3.1  Eligibility for Participation as a Member. . . . . . . . . . . . . . . . 14
     3.2  Eligibility for Participation as a Matching Member . . . . . . . . . . . 14
     3.3  Eligibility for Participation as a Non-Matching Member . . . . . . . . . 14
     3.4  Notification of Eligible Employees . . . . . . . . . . . . . . . . . . . 14
     3.5  Applications by Employees. . . . . . . . . . . . . . . . . . . . . . . . 14
     3.6  Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

                                       (ii)


                                                                                 Page
                                                                                 ----

     3.7  Break In Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.8  Participation and Service Upon Re-Employment Before a
            Break In Service . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.9  Participation and Service Upon Re-Employment After a
            Break In Service . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     3.10 Transferred Members. . . . . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION IV     CONTRIBUTIONS AND FORFEITURES . . . . . . . . . . . . . . . . . . . 19
Section:
     4.1  Savings Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . 19
     4.2  Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.3  Employer Contributions and Pre-Tax Contributions to be
            Tax Deductible . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     4.4  Suspension of Contributions. . . . . . . . . . . . . . . . . . . . . . . 23
     4.5  Delivery to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     4.6  Application of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     4.7  Rollover Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     4.8  Disposition of Forfeitures . . . . . . . . . . . . . . . . . . . . . . . 24
     4.9  Contributions Generally Irrevocable. . . . . . . . . . . . . . . . . . . 24

SECTION V MEMBER ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section:
     5.1  Individual Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     5.2  Account Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     5.3  Valuation of Trust Fund. . . . . . . . . . . . . . . . . . . . . . . . . 26
     5.4  Recognition of Different Investment Funds. . . . . . . . . . . . . . . . 26

SECTION VI     WITHDRAWALS AND LOANS . . . . . . . . . . . . . . . . . . . . . . . 28
Section:
     6.1  Non-Hardship Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . 28
     6.2  Withdrawal from Account on or After Age 59 1/2 . . . . . . . . . . . . . 29
     6.3  Hardship Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     6.4  Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     6.5  Withdrawals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

SECTION VII    MEMBERS' BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section:
     7.1  Retirement of Members. . . . . . . . . . . . . . . . . . . . . . . . . . 33
     7.2  Disability of Members. . . . . . . . . . . . . . . . . . . . . . . . . . 33
     7.3  Death of Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     7.4  Other Termination of Service . . . . . . . . . . . . . . . . . . . . . . 33
     7.5  Reinstatement of Forfeitures upon Distribution Repayment . . . . . . . . 35
     7.6  Valuation Date Determinative of Member's Rights. . . . . . . . . . . . . 35

                                       (iii)


                                                                                 Page
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SECTION VIII   PAYMENT OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . 36
Section:
     8.1  Payment of Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     8.2  Distribution Upon Death. . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.3  Required Minimum Distributions . . . . . . . . . . . . . . . . . . . . . 38
     8.4  Presenting Claims for Benefits . . . . . . . . . . . . . . . . . . . . . 38
     8.5  Claims Review Procedure. . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.6  Disputed Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.7  Member's Right to Transfer Eligible Rollover Distribution. . . . . . . . 40

SECTION IX  TRUST AGREEMENT; INVESTMENT FUNDS;
            INVESTMENT DIRECTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 41
Section:
     9.1  Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     9.2  Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     9.3  Investment Directions of Members . . . . . . . . . . . . . . . . . . . . 42
     9.4  Change of Investment Directions. . . . . . . . . . . . . . . . . . . . . 43
     9.5  Benefits Paid Solely from Trust Fund . . . . . . . . . . . . . . . . . . 43
     9.6  Committee Directions to Trustee. . . . . . . . . . . . . . . . . . . . . 43
     9.7  Authority to Designate Investment Manager. . . . . . . . . . . . . . . . 43
     9.8  Liquidation of Fund D. . . . . . . . . . . . . . . . . . . . . . . . . . 43

SECTION X ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
          SEPARATION OF THE TRUST FUND; AMENDMENT
          AND TERMINATION OF THE PLAN; DISCONTINUANCE
          OF CONTRIBUTIONS TO THE TRUST FUND . . . . . . . . . . . . . . . . . . . 45
Section:
    10.1  Adoptive Instrument. . . . . . . . . . . . . . . . . . . . . . . . . . . 45
    10.2  Separation of the Trust Fund . . . . . . . . . . . . . . . . . . . . . . 45
    10.3  Voluntary Separation . . . . . . . . . . . . . . . . . . . . . . . . . . 45
    10.4  Amendment of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . . 46
    10.5  Termination of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . 46
    10.6  Liquidation and Distribution of Trust Fund Upon Termination. . . . . . . 47
    10.7  Effect of Termination or Discontinuance of Contributions . . . . . . . . 47
    10.8  Merger of Plan with Another Plan . . . . . . . . . . . . . . . . . . . . 47
    10.9  Consolidation or Merger with Another Employer. . . . . . . . . . . . . . 48

SECTION XI     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . 49
Section:
    11.1  Terms of Employment. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    11.2  Controlling Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    11.3  Invalidity of Particular Provisions. . . . . . . . . . . . . . . . . . . 49
    11.4  Non-Alienation of Benefits . . . . . . . . . . . . . . . . . . . . . . . 49

                                       (iv)


                                                                                 Page
                                                                                 ----

    11.5  Payments in Satisfaction of Claims of Members. . . . . . . . . . . . . . 49
    11.6  Payments Due Minors and Incompetents . . . . . . . . . . . . . . . . . . 50
    11.7  Impossibility of Diversion of Trust Fund . . . . . . . . . . . . . . . . 50
    11.8  Evidence Furnished Conclusive. . . . . . . . . . . . . . . . . . . . . . 50
    11.9  Copy Available to Members. . . . . . . . . . . . . . . . . . . . . . . . 50
    11.10 Unclaimed Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    11.11 Headings for Convenience Only  . . . . . . . . . . . . . . . . . . . . . 51
    11.12 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . 51

SECTION XII    LIMITATIONS ON BENEFITS . . . . . . . . . . . . . . . . . . . . . . 52
Section:
    I.    Single Defined Contribution Plan . . . . . . . . . . . . . . . . . . . . 52
    II.   Two or More Defined Contribution Plans . . . . . . . . . . . . . . . . . 53
    III.  Defined Contribution Plan and Defined Benefit Plan . . . . . . . . . . . 54
    IV.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

SECTION XIII   TOP-HEAVY PLAN REQUIREMENTS . . . . . . . . . . . . . . . . . . . . 59
Section:
    13.1  General Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
    13.2  Vesting Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
    13.3  Minimum Contribution Provisions. . . . . . . . . . . . . . . . . . . . . 59
    13.4  Limitation on Compensation . . . . . . . . . . . . . . . . . . . . . . . 60
    13.5  Limitation on Contributions. . . . . . . . . . . . . . . . . . . . . . . 60
    13.6  Coordination with Other Plans. . . . . . . . . . . . . . . . . . . . . . 61
    13.7  Distributions to Certain Key Employees . . . . . . . . . . . . . . . . . 61
    13.8  Determination of Top-Heavy Status. . . . . . . . . . . . . . . . . . . . 61

SECTION XIV    TESTING OF CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . 67
Section:
    14.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
    14.2  Actual Deferral Percentage . . . . . . . . . . . . . . . . . . . . . . . 68
    14.3  Actual Deferral Percentage Limits. . . . . . . . . . . . . . . . . . . . 69
    14.4  Reduction of Pre-Tax Contribution Rates by Leveling Method . . . . . . . 70
    14.5  Increase in Pre-Tax Contribution Rates . . . . . . . . . . . . . . . . . 70
    14.6  Excess Pre-Tax Contributions . . . . . . . . . . . . . . . . . . . . . . 70
    14.7  Aggregation of Family Members in Determining the
            Actual Deferral Ratio. . . . . . . . . . . . . . . . . . . . . . . . . 71
    14.8  Contribution Percentage. . . . . . . . . . . . . . . . . . . . . . . . . 72
    14.9  Contribution Percentage Limits . . . . . . . . . . . . . . . . . . . . . 73
    14.10 Treatment of Excess Aggregate Contributions. . . . . . . . . . . . . . . 74
    14.11 Aggregation of Family Members in Determining the
          Actual Contribution Ratio. . . . . . . . . . . . . . . . . . . . . . . . 74

                                       (v)

                              THE M. W. KELLOGG COMPANY
                             SAVINGS AND INVESTMENT PLAN

                 (As Amended and Restated Effective January 1, 1989)


                                       RECITALS

          The M. W. Kellogg Company Savings and Investment Plan was established effective January 1, 1973 as the Pullman Inc. Employees' Personal Savings and Investment Plan. The name of the plan was subsequently changed to the M. W. Kellogg Company Employees' Savings and Investment Plan. Effective January 1, 1984, the sponsor of the plan became Kellogg Rust Inc., and the plan became known as the Kellogg Rust Inc. Savings and Investment Plan.

          The plan was amended effective June 1, 1986 and further amended effective November 1, 1986, to reflect the change in its name to The M. W. Kellogg Company Savings and Investment Plan, as well as the change in the name of its sponsor to The M. W. Kellogg Company, the transfer of assets attributable to participants employed by Rust International Corporation to the Rust International Corporation Savings and Investment Plan, the distribution of The Henley Group, Inc. to shareholders of Allied-Signal Inc., and certain other changes to the plan.

          Effective, January 11, 1988, the Company became a wholly-owned subsidiary of Dresser Industries, Inc. and, thus, ceased to be affiliated with The Henley Group, Inc., and coinciding with or following such date effected certain changes to the plan.

          Effective as of January 1, 1989, the Board of Directors of the Company authorized the amendment, restatement and continuation of The M. W. Kellogg Company Savings and Investment Plan as in effect immediately prior to such date (the "Prior Plan") in the form of this Plan (the "Plan") to comply with the provisions of the Tax Reform Act of 1986 and to make certain other changes therein.

          The Company established The M. W. Kellogg Company Savings and Investment Plan Trust Agreement, effective June 1, 1988 with Merrill Lynch Trust Company ("Merrill Lynch") as Trustee.

          Effective January 1, 1993, the Company terminated Merrill Lynch as Trustee and the Trust related to the Plan, appointed Vanguard Fiduciary Trust Company ("Vanguard") as Trustee of the Plan, and adopted the Agreement of the Trust between the Company and Vanguard.

          The purpose of the Plan is to encourage eligible employees to further financial independence by affording them an opportunity to make systematic contributions to the Plan, supplemented by contributions made by the participating employers out of their profits.

          The Plan, as set forth herein, is an uninterrupted continuation of the Prior Plan. The Plan and its related Trust, which is intended to form a part of the Plan, are intended to meet the requirements of Sections 401(a), 401(k), 401(m) and 501(a) of the Internal Revenue Code of

1986, as well as the requirements of the Employee Retirement Income Security Act of 1974, as either may be amended from time to time.

          The provisions of this Plan shall apply to a Member who terminates Service on or after January 1, 1989. The rights and benefits, if any, of a former Employee shall be determined in accordance with the provisions of the plan in effect on the date his employment terminated.

          NOW, THEREFORE, The M. W. Kellogg Company hereby amends, restates in its entirety and continues The M. W. Kellogg Company Savings and Investment Plan, a profit-sharing plan within the meaning of Code Section 401(a)(27), effective as of January 1, 1989, as follows:

                                      SECTION I

                                     DEFINITIONS

          As used in this Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

          ACCOUNT: Collectively, the accounts maintained for each Member pursuant to Section 5.1, including accounts provided for under the Prior Plan.

          AFFILIATE: A corporation or other trade or business, other than an Employer, which, together with the Company, is "under common control" within the meaning of Section 414(b) or (c), as modified by Section 415(h) of the Code; any organization (whether or not incorporated), other than an Employer, which, together with the Company, is a member of an "affiliated service group" within the meaning of Section 414(m) of the Code; and any other entity, other than an Employer, required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

          AFTER-TAX CONTRIBUTION ACCOUNT: The separate account maintained for a Member to record his After-Tax Contributions to the Plan and adjustments relating thereto.

          AFTER-TAX CONTRIBUTIONS: The amount contributed by a Member pursuant to Section 4.1. Such amount may include After-Tax Matched Contributions and/or After-Tax Unmatched Contributions.

          ANNIVERSARY DATE: The Effective Date or the January 1 of each year after the Effective Date.

          BASIC SAVINGS CONTRIBUTIONS: Each Matching Member's first 6% of Savings Contributions, regardless of whether such contributions are Pre-Tax or After-Tax Contributions.

          BENEFICIARY: A Member's spouse, or such other natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, who become entitled to benefits hereunder on account of a Member's death.

          BOARD OF DIRECTORS:  The Board of Directors of the Company.

          CODE: The Internal Revenue Code of 1986, as now in effect or hereafter amended.

          COMMITTEE: The Administrative Committee appointed by the Company to act as administrator of the Plan and to perform the duties described in
Section II.

          COMPANY: The M. W. Kellogg Company, a Delaware corporation, its predecessors and successors.

          COMPENSATION: The total of all amounts paid by Employer to or for the benefit of an Eligible Employee or Member for services rendered or labor performed while an Eligible Employee or Member in the form of base pay, overtime, the Incentive Compensation Bonus, extended work-week and shift differential payments, and interim travel pay, and including amounts deferred by such Member pursuant to an option authorized by Section 125 and/or Section 401(k) of the Code under a plan adopted by such Employer, but excluding contributions to any other deferred compensation program (including this Plan), stock options, restricted stock and any other form of extraordinary remuneration, including, but not limited to, all bonuses except the Incentive Compensation Bonus, overseas or cost-of-living allowances. Notwithstanding anything herein to the contrary, effective January 1, 1989, in no event shall the annual Compensation taken into account under the Plan for any Employee exceed $200,000 prior to January 1, 1994, or $150,000 on or after January 1, 1994, or such other dollar amount as may be prescribed by the Secretary of the Treasury or his delegate pursuant to Section 401(a)(17) of the Code. For purposes of applying the applicable limit on Compensation, the family unit of an Employee who either is a 5% owner or is both a highly compensated Employee and one of the ten most highly compensated Employees will be treated as a single Employee with one Compensation, and the $200,000 limit will be allocated among the members of the family unit in proportion to the total Compensation of each member of the family unit. For this purpose, a family unit consists of the Employee who is a 5% owner or one of the ten most highly compensated Employees, the Employee's spouse, and the Employee's lineal descendants who have not attained age 19 before the close of the year.

          CONTRIBUTION: Any amount contributed to the Trust Fund pursuant to the provisions of this Plan by an Employer or by a Member out of his Compensation.

          ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.

          EFFECTIVE DATE:  January 1, 1989.

          ELIGIBLE EMPLOYEE: Any salaried Employee of an Employer who, on or after the Effective Date, is not a "leased employee" with respect to the employing Employer within the meaning of Section 414(n)(2) of the Code, whose terms of employment are not subject to a collective bargaining agreement that does not expressly provide for participation in the Plan, and who is not classified by the employing Employer as a "Project Employee", i.e. employed in connection with one or more specific projects and on the basis that employment shall terminate no later than the completion of the project(s), or a "Temporary Employee", i.e. employed for a specified period and on the basis that employment shall terminate no later than the expiration of the period.

          EMPLOYEE: Any person who, on or after the Effective Date, is an employee of an Employer or Affiliate, receiving remuneration from the Employer or Affiliate for personal services (or would be receiving such remuneration except for an authorized leave of absence) rendered in such capacity. The term "Employee" shall also include any person who is a "leased employee" with respect to an Employer or Affiliate within the meaning of
Section 414(n)(2) of the Code, to the extent required by Section 414(n) of the Code.

          EMPLOYER: The Company and any eligible organization which shall adopt this Plan pursuant to the provisions of Section X.

          EMPLOYER CONTRIBUTION: Contributions made by the Employer on behalf of Matching Members pursuant to Section 4.2 of the Plan.

          EMPLOYER CONTRIBUTION ACCOUNT: The account maintained for a Matching Member to record his share of the Employer Contributions and adjustments relating thereto.

          ENTRY DATE: Prior to January 1, 1993, the first day of each calendar month. From and after January 1, 1993, the first day of the Pay Cycle.

          FORFEITURE: The portion of a Matching Member's Employer Contribution Account which is forfeited because of termination of employment with all Employers and Affiliates before full vesting pursuant to Section 7.4 and which occurs on the earlier of

          (a) the distribution of the entire vested portion of the Matching Member's Account, or

          (b) the last day of the Plan Year in which the Matching Member incurs five consecutive one-year Breaks in Service.

          INCOME OF THE TRUST FUND: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions and expenses paid from the Trust Fund.

          INVESTMENT FUND: Any of the investment funds comprising the Trust Fund, as described in Section 9.2.

          IRA ACCOUNT: The individual account of a Member consisting of his deductible participant contributions made under the Prior Plan, together with any income or loss allocated thereto.

          LIMITED MATCHING MEMBER: A Limited Matching Member is a highly compensated employee who is participating in The M. W. Kellogg Company Savings and Investment Plan and in The Annual Incentive Plan for Selected Employees of The M. W. Kellogg Company and/or The Long-Term Performance Plan for Selected Employees of The M. W. Kellogg Company (both non-qualified plans sponsored by Dresser Industries, Inc.) as of January 11, 1988.

          MATCHING MEMBER: An Eligible Employee who has met the eligibility requirements for participation pursuant to the provisions of Section 3.2 and who is making contributions to the Plan.

          MEMBER:  An Eligible Employee who, pursuant to the provisions of
Section III, has met the eligibility requirements for participation in this Plan as a Matching Member or Non-Matching Member and is participating in the Plan or a former Eligible Employee entitled to benefits under the Plan.

          NON-MATCHING MEMBER: An Eligible Employee who has met the eligibility requirements for participation in the Plan pursuant to Section
3.3 and who is making contributions to the Plan.

          PAY CYCLE: The biweekly pay period for each Employee that ends at midnight on the Friday prior to the Thursday on which Employees receive payment from the Employer.

          PLAN: The M. W. Kellogg Company Savings and Investment Plan set forth herein, and as hereafter amended from time to time.

          PLAN QUARTER:  Each calendar quarter during the Plan Year.

          PLAN YEAR: The fiscal year of the Plan beginning on January 1 of each calendar year and ending on December 31.

          PRE-TAX CONTRIBUTION ACCOUNT: The separate account maintained for a Member to record his Pre-Tax Contributions to the Plan and adjustments relating thereto.

          PRE-TAX CONTRIBUTIONS: The amount contributed pursuant to the Member's deferral election by the Employer in accordance with Section 4.1.

          PRIOR PLAN: The M. W. Kellogg Company Savings and Investment Plan as in effect on December 31, 1988, prior to its amendment, restatement and continuation in the form of this Plan.

          ROLLOVER ACCOUNT: The account maintained to record a Rollover Amount and adjustments relating thereto.

          ROLLOVER AMOUNT: An amount transferred by an Eligible Employee to the Plan that meets the requirements of Section 402(a)(5) of the Code.

          SAVINGS CONTRIBUTIONS: A Member's Pre-Tax and/or After-Tax Contributions to the Plan under Section 4.1 of the Plan.

          SERVICE: For purposes of determining an Eligible Employee's eligibility to participate in the Plan under Section III and for determining a Matching Member's vested percentage in his Employer Contribution Account under Section 7.4, such Employee's or Member's period of employment with Employers and Affiliates, determined in accordance with Section 3.6.

          TOTAL AND PERMANENT DISABILITY: A Member shall be considered totally and permanently disabled if the Member (i) is under a physician's care for an illness or accidental injury, (ii) is not engaged in any occupation, (iii) is not working for compensation or profit except approved rehabilitative employment, and (iv) for the first 24 months following the illness or injury the Member is unable to perform the essential duties of his job as a result of the illness or injury; provided however, that once a Member has received long-term disability benefits for 24 months, such Member must be unable to perform the essential duties of any job for which the Member is or may reasonably become qualified in order to be considered totally and permanently disabled.

          TRUST:  The Trust created by and under the Trust Agreement.

          TRUST AGREEMENT: The Trust Agreement provided for in Section IX, as amended from time to time.

          TRUST FUND: The Investment Funds held by the Trustee under the Trust Agreement, together with all income, profits or increments thereon.

          TRUSTEE:  The trustee under the Trust Agreement.

          VALUATION DATE: The last business day of each fiscal month during the Plan Year and more frequent dates as determined by the Committee or Trustee. From and after January 1, 1993, and to the extent that Plan assets are invested in the Investment Funds and such Investment Funds are specifically credited or earmarked to Member's separate accounts under the Plan and in accordance with the directed investment provisions of Section 9.3, the term "Valuation Date" shall mean each day that the New York Stock Exchange is open for business unless the Committee determines, with respect to any such Investment Fund, to require the Valuation Date to be applied less frequently. The last business day of December of each Plan Year shall be the "Annual Valuation Date."

          VESTING COMPUTATION PERIOD: The 12 consecutive month period beginning on January 1 and ending on December 31. The Vesting Computation Period shall apply equally to all Members.

          VESTING SERVICE: The period of a Member's employment considered in the determination of his eligibility for benefits under the Plan.

          YEAR OF SERVICE: As applied to an Employee, completion of a 12 consecutive month period of Service that commences on the date the Employee first completes one Hour of Service (or an anniversary of such date).

          Words used in this Plan and in the Trust Agreement in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances.

                                    SECTION II

                              ADMINISTRATION OF THE PLAN

  2.1  ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST
ADMINISTRATION: Each Employer, the Board of Directors of the Company, the Committee and the Trustee (hereinafter collectively referred to as the "Fiduciaries") shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, each Employer shall have the sole responsibility for making the contributions provided for under Sections 4.1 and 4.2. The Board of Directors of the Company shall have the sole authority to appoint and remove the Trustee and the members of the Committee, and to amend or terminate, in whole or in part, this Plan or the Trust Agreement. The Committee shall have the sole responsibility for the administration of this Plan and the sole authority to appoint or remove any Investment Manager which may be provided for under the Trust Agreement. The Trustee shall have the sole responsibility for the administration of the Trust and shall have exclusive authority and discretion to manage and control the Trust Fund, except to the extent that the authority to manage, acquire and dispose of assets of the Trust Fund is delegated to an Investment Manager, all as more specifically provided in the Trust Agreement. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust Agreement, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

  2.2 APPOINTMENT OF COMMITTEE: The Plan shall be administered by an Administrative Committee consisting of at least three persons who shall be appointed by and serve at the pleasure of the Board of Directors of the Company. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the Trust Fund. The members of the Committee shall not receive compensation with respect to their services for the Committee. The Company shall pay the premiums on any bond secured for the performance of the duties of the Committee members described hereunder and shall be entitled to reimbursement by other Employers for their proportionate shares thereof.

  2.3 RECORDS AND REPORTS: The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and any governmental regulations issued thereunder relating to records of Members' Service, Account balances and the percentage of such Account balances which are non-forfeitable under the Plan, and notifications to Members. The Committee shall file or cause to be filed with the appropriate office of the

Internal Revenue Service and the Department of Labor all reports, returns, notices and other information required of plan administrators under ERISA, including, but not limited to, the summary plan description, annual reports and amendments thereto. The Committee shall make available to Members and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by ERISA.

  2.4 OTHER COMMITTEE POWERS AND DUTIES: The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

          (a) To construe and interpret the Plan, reconcile any inconsistency or supply any omitted detail consistent with the general terms of this Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b) To prescribe procedures to be followed by Members or Beneficiaries filing applications for benefits;

          (c) To receive from the Employers and from Employees such information as shall be necessary for the proper administration of the Plan;

          (d) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

          (e) To furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) To select additional and/or delete Investment Funds pursuant to Section 9.2;

          (g) To receive and review reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee and any Investment Manager, and to transmit such reports, along with its findings and recommendations surrounding the investment performance of the Trust Fund, to the Board of Directors; and

          (h) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

  2.5 RULES AND DECISIONS: The Committee may adopt such rules for the administration of the Plan as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances. The judgment of the Committee and each member thereof on any question arising hereunder shall be binding, final and conclusive on all parties concerned. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Member or Beneficiary, an Employer, the legal counsel of an Employer or the Trustee.

  2.6 COMMITTEE PROCEDURE: The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a member of the Committee, and shall advise the Trustee of such actions in writing. The secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Employers or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee shall not be responsible for any such action or failure to act. The Committee shall designate one of its members as agent of the Plan and of the Committee for service of legal process at the principal office of the Committee at The M.
W. Kellogg Company, Kellogg Tower, 601 Jefferson Ave., Houston, Texas 77002.

  2.7 AUTHORIZATION OF BENEFIT PAYMENTS: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan. The Committee shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee.

  2.8 PAYMENT OF EXPENSES: All expenses incident to the administration, termination or protection of the Plan and Trust, including, but not limited to, legal, accounting, Investment Manager and Trustee fees, shall be paid by the Company, which may require reimbursement from the other Employers for their proportionate shares, or, if not paid by the Company, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a first and prior claim and lien against the Trust Fund.

  2.9 APPLICATION AND FORMS FOR BENEFITS: The Committee may require an Eligible Employee or Member to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely on such information so furnished it, including the Eligible Employee's or Member's current mailing address.

 2.10 COMMITTEE LIABILITY: Except to the extent that such liability is created by ERISA, no member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee's approval but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of Section 4975 of the Code) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

 2.11 QUARTERLY STATEMENTS: As soon as practicable after each Plan Quarter, the Committee shall prepare and deliver to each Member a written statement showing as of that Plan Quarter just completed:

          (a)  The balance in his Account in the Trust Fund for the Plan
     Quarter;

          (b) The amount of Employer Contributions allocated to his Employer Contribution Account and the amount of his Contributions for the Plan Quarter;

          (c) The adjustments to his Account to reflect his share of income and expenses of the Trust Fund and appreciation or depreciation in Trust Fund assets for the Plan Quarter;

          (d) The new balance in his Account for the Plan Quarter Valuation Date; and

          (e) Such information as the Committee deems appropriate to advise him of his relative interests in each Investment Fund.

 2.12 ANNUAL AUDIT: The Committee shall engage, on behalf of all Members, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of this Plan and Trust and of other books and records of this Plan and Trust as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Department of Labor or furnished to each Member are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year. If, however, the statements required to be submitted as part of the reports to the Department of Labor are prepared by a bank or similar institution or insurance carrier regulated and supervised and subject to periodic examination by a state or federal agency and if such statements are certified by the preparer as accurate and if such statements are, in fact, made a part of the annual report to the Department of Labor and no such audit is required by ERISA, then the audit required by the foregoing provisions of this Section shall be optional with the Committee.

 2.13 FUNDING POLICY: The Committee shall, at a meeting duly called for such purpose, establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Committee shall meet at least annually to review such funding policy and method. In establishing and reviewing such funding policy and method, the Committee shall endeavor to determine the Plan's short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth. All actions of the Committee taken pursuant to this Section and the reasons therefor shall be recorded in the minutes of meetings of the Committee and shall be communicated to the Trustee, any Investment Manager who may be managing a portion or all of the Trust Fund in accordance with the provisions of the Trust Agreement, and to the Board of Directors.

 2.14 ALLOCATION AND DELEGATION OF COMMITTEE RESPONSIBILITIES: Upon the approval of a majority of the members of the Committee, the Committee may (i) allocate among any of the members of the Committee any of the responsibilities of the Committee under the Plan and Trust Agreement and/or
(ii) designate any person, firm or corporation that is not a member of the Committee to carry out any of the responsibilities of the Committee under the Plan and/or Trust Agreement. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Committee.

                                      SECTION III

                              PARTICIPATION AND SERVICE

  3.1 ELIGIBILITY FOR PARTICIPATION AS A MEMBER: An Eligible Employee participating under the Prior Plan immediately preceding January 1, 1989 shall continue to participate as a Member in accordance with the provisions of this Plan. Effective January 1, 1989, each other Eligible Employee shall be eligible to commence participation as a Member once such Eligible Employee meets the eligibility requirements for participation as a Matching Member pursuant to Section 3.2 below or for participation as a Non-Matching Member pursuant to Section 3.3 below.

  3.2 ELIGIBILITY FOR PARTICIPATION AS A MATCHING MEMBER: Effective January 1, 1989, each other Eligible Employee shall be eligible to commence participation as a Matching Member on the Entry Date coincident with or next following the date he is both an Eligible Employee and is credited with at least one Year of Service, provided, he remains an Eligible Employee on such Entry Date. Each Matching Member shall be eligible to make Contributions to the Plan pursuant to Section 4.1(A).

  3.3 ELIGIBILITY FOR PARTICIPATION AS A NON-MATCHING MEMBER: Any Eligible Employee who commences employment with the Company prior to December 30, 1990, shall, prior to becoming a Matching Member under Section 3.2, be eligible to commence participation as a Non-Matching Member on the Entry Date coincident with or next following the date he is an Eligible Employee, provided he remains an Eligible Employee on such Entry Date. Each Non-Matching Member shall be eligible to make Contributions to the Plan pursuant to Section 4.1(B). Any Eligible Employee who commences employment with the Company from and after January 1, 1991, will not be eligible to commence participation as a Member in the Plan until such Eligible Employee is eligible to commence participation in the Plan as a Matching Member pursuant to Section 3.2 of the Plan.

  3.4 NOTIFICATION OF ELIGIBLE EMPLOYEES: The Committee, which shall be the sole judge of the eligibility of an Eligible Employee to participate under the Plan, shall notify each Eligible Employee of his initial eligibility to participate in the Plan as a Member.

  3.5 APPLICATIONS BY EMPLOYEES: Each Eligible Employee who shall become eligible to become a Member under the Plan, and who shall desire so to become a Member, shall execute and file with the Committee an application to become a Member in such form as may be prescribed by the Committee. In each such application, the applicant shall (i) designate the amount of his Contributions to the Plan, (ii) agree to be bound by the terms and conditions of the Plan, and (iii) authorize Compensation deferrals or deductions for his Contributions.

  3.6 SERVICE: An Eligible Employee's or Member's period of Service shall be determined in accordance with the following:

          (a) SERVICE PRIOR TO THE EFFECTIVE DATE: An Eligible Employee's or Member's last period of continuous employment with an Employer or Affiliate prior to the Effective Date shall be counted as Service to the same extent and in the same manner as was computed under the provisions of the Prior Plan.

          (b) SERVICE AFTER THE EFFECTIVE DATE: From and after the Effective Date, the term Service shall mean all of an Eligible Employee's or Member's years, months and days of active employment with an Employer or an Affiliate, including periods includable under Sections 3.8(b) and 3.9(b) and periods of absence:

               (i) Due to accident or sickness so long as the person is continued on the employment rolls of the Employer or Affiliate and remains eligible to return to work upon his recovery;

                (ii) In the service of the Armed Forces of the United States (but if such absence is not pursuant to orders issued by the Armed Forces of the United States, only if with the consent of the Employer or Affiliate) but only if, and then only to the extent that, applicable federal law requires such military service to be counted as Service hereunder and only if the person has complied with all prerequisites of such federal law; and

                (iii) Due to an authorized leave of absence granted by the Employer or Affiliate for any other purpose approved by the Board of Directors in accordance with established practices of the Employer or Affiliate, consistently applied in a non-discriminatory manner in order that all employees under similar circumstances shall be treated alike, provided that each such person shall, immediately upon the expiration of such leave, apply for reinstatement in the employment of the Employer or Affiliate;

     excluding, however, periods which may be disregarded under the re-employment provisions of Section 3.9(b).

     An Eligible Employee's or Member's Service shall commence (or recommence) on the date he first performs an "hour of service" within the meaning of Department of Labor Regulation Section 2530.200b-2(a)(1) for an Employer or Affiliate. Unless a period of Service can be disregarded under the re-employment provisions of
     Section 3.9(b), all periods of Service shall be aggregated so that a one year period of Service shall be completed as of the date the Eligible Employee or Member completes 12 months of Service (30 days shall be deemed to be a month in the case of the aggregation of fractional months), or 365 days of Service.

          Hours of Service and Service will be credited for employment with other members of an affiliated service group (under Code
     Section 414(m)), a
     controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code
     Section 414(c)), of which the Employer is a member.

          (c) TERMINATION OF SERVICE: A period of Service of an Eligible Employee or Member shall terminate on the date of the first to occur of (i) his retirement or death, (ii) his resignation or discharge,
     (iii) his deemed date of termination of employment pursuant to his failure to return to work upon the expiration of such an authorized leave of absence, or (iv) one year from the date the Eligible Employee or Member is absent from active employment for any reason other than retirement, resignation, discharge, authorized leave of absence or death. For purposes of clause (iii) immediately above, an Eligible Employee's or Member's deemed date of termination shall be the earlier of (A) the expiration date of such authorized leave of absence and
     (B) one year from the date such authorized leave of absence commenced.

     3.7 BREAK IN SERVICE: For purposes of the Plan, a "Break In Service" shall occur upon the expiration of the 12 consecutive month period next following an Eligible Employee's or Member's termination of Service (as determined in accordance with the provisions of Section 3.6(c) hereof), unless such Eligible Employee or Member sooner recommences Service with an Employer or an Affiliate. In the event an Eligible Employee or Member recommences Service with an Employer or Affiliate prior to incurring a Break In Service, the period of his interim absence shall constitute Service for all purposes of the Plan, as provided in Section 3.8 below.

          Solely for purposes of determining whether a Break In Service has occurred, the Service of an individual who is absent from work for maternity or paternity reasons shall not terminate until the expiration of two years after the date such absence commenced. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     3.8  PARTICIPATION AND SERVICE UPON RE-EMPLOYMENT BEFORE A BREAK IN
SERVICE: Upon the re-employment before a Break In Service of any person who had previously been employed by an Employer or Affiliate on or after the Effective Date, the following rules shall apply in determining his eligibility for participation under Sections 3.1, 3.2 and 3.3 and his Service under Section 3.6:

          (a) PARTICIPATION: If the re-employed person was not a Member during his prior period of Service, he must meet the requirements of
     Section 3.1 for participation in the Plan as if he were a new Eligible Employee; provided, however, that his prior period of Service plus the period of Service credited during his interim absence shall be considered in determining whether he meets such requirements. If the re-employed person was a Member in the Plan during his prior period of Service, he shall be entitled to recommence participation as of the date of his re-employment.

          (b) SERVICE: Any Service attributable to his prior period of Service shall be reinstated as of the date of his re-employment, and the period of his interim absence shall also constitute Service for purposes of Section 7.4.

     3.9  PARTICIPATION AND SERVICE UPON RE-EMPLOYMENT AFTER A BREAK IN
SERVICE: Upon the re-employment after a Break In Service of any person who had previously been employed by an Employer or Affiliate on or after the Effective Date, the following rules shall apply in determining his eligibility for participation under Section 3.1 and his Service under Section 3.6:

          (a) PARTICIPATION: If an Eligible Employee (whether or not previously a Member) is rehired after cancellation of pre-break Service as determined in accordance with subparagraph (b) below, he must meet the requirements of Section 3.1 for participation in the Plan as if he were a new Eligible Employee. If an Eligible Employee is rehired prior to cancellation of his pre-break Service as determined in accordance with subparagraph (b) below, he shall be eligible to commence or recommence participation as of the date of his re-employment, if he previously was a Member, or on the first Entry Date after his re-employment as of which he has completed the requirements of Section 3.1. If the re-employed person was a Member in the Plan during his prior period of Service, he shall be entitled to recommence participation as of the date of his re-employment.

          (b) SERVICE: If the re-employed person was not a Member during his prior period of Service, or was a Member whose prior Service terminated without entitlement to a distribution from his Employer Contribution Account under Section VII, any Service attributable to his prior period of employment shall be reinstated as of the date of his recommencement of participation only if the number of consecutive days of Break In Service (determined by reference to successive days following his termination of Service date) is less than the greater of 1,825 or the aggregate number of his days of pre-break Service. If the re-employed person was a Member whose prior Service terminated with entitlement to a distribution from his Employer Contribution Account under Section VII, all Service attributable to his prior period of employment shall be reinstated upon his recommencing participation in the Plan.

     3.10 TRANSFERRED MEMBERS: If a Member is transferred to an Affiliate, or to an employment classification with an Employer which is not covered by this Plan, his participation shall be suspended until he is subsequently re-employed by an Employer in an employment classification covered by the Plan; provided, however, that during such suspension period (i) such Member shall be credited with Service in accordance with Section 3.6, (ii) he shall not be entitled or required to make Savings Contributions under Section 4.1, (iii) his Employer Contribution Account shall receive no Employer Contribution except to the extent provided in Section 4.2, and (iv) his Account shall continue to share proportionately in Income of the Trust Fund as provided in Section 5.2. If an individual is transferred from an employment classification with an Employer that is not covered by the Plan to an employment classification that is so covered, or from an Affiliate to an employment classification with an Employer that is so covered, his period of Service prior to the date of transfer shall be considered for purposes of determining his eligibility to become a Member under Section 3.1 and for purposes of vesting under Section 7.4.

                                      SECTION IV

                            CONTRIBUTIONS AND FORFEITURES

  4.1     SAVINGS CONTRIBUTIONS.

          A. MATCHING MEMBERS: Each Matching Member may designate at least 2% but not more than 16% of his Compensation as Savings Contributions as described herein.

               PRE-TAX CONTRIBUTIONS: Each Matching Member who elects to make Pre-Tax Contributions for a Plan Year shall initially elect to defer a portion of his Compensation in whole percentages of not less than 1% and not more than 16% of his Compensation; provided, however, that Pre-Tax Contributions and After-Tax Contributions under this
          Section 4.1(A) shall total, in the aggregate, at least 2% but not more than 16% of the Matching Member's Compensation. Each such election shall be made pursuant to the provisions of Section 3.5 and shall continue in effect during subsequent Plan Years unless the Matching Member shall provide notification in the manner prescribed by the Committee of his election to discontinue or otherwise change his Pre-Tax Contributions. A Matching Member may change the percentage of his Compensation designated by him as his Pre-Tax Contributions and such change shall be effective
          (i) prior to January 1, 1993 as of the first day of the Plan Quarter, and (ii) from and after January 1, 1993, as of the Employee's Pay Cycle that begins after the change has been processed.

               A Matching Member's Pre-Tax Contributions shall not exceed a maximum of $7,000 (as adjusted by the Secretary of the Treasury to account for cost-of-living increases for each calendar year). In the event a Matching Member's
          Pre-Tax Contributions exceed the applicable $7,000 limit, or in the event the Matching Member submits a written claim to the Committee, at the time and in the manner prescribed by the Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable limit of Section 402(g) of the Code when added to amounts deferred by the Matching
          Member in other plans or arrangements, such excess (the
          "Excess Deferrals"), plus any income and minus any loss attributable thereto, shall be returned to the Matching
          Member by the April 15 of the following year. Such income shall include the allocable gain or loss for the Plan Year in which the Excess Deferral occurred. The amount of any Excess Deferrals to be distributed to a Matching Member for a taxable year shall be reduced by excess Pre-Tax Contributions previously distributed pursuant to Section XIV for the Plan Year beginning in such taxable year. The income or loss attributable to the Matching Member's Excess Deferral for the Plan Year shall be determined by multiplying the income or loss attributable to the Matching Member's Pre-Tax Contribution Account balance for the Plan
          Year (or relevant portion thereof) by a fraction, the numerator of which is the Excess Deferral and the denominator of which is the Matching Member's total Pre-Tax Contribution Account balance as of the Valuation Date next preceding the date of return of the Excess Deferral. Each Matching Member's Pre-Tax Contributions shall be contributed to the Trust Fund by the Employer. Each Matching Member's Pre-Tax Contribution Accounts shall be fully vested and non-forfeitable at all times.

               AFTER-TAX CONTRIBUTIONS: Any Matching Member regardless of whether he has elected to defer any percentage of his Compensation in the form of a Pre-Tax Contribution to the Plan may elect to make an After-Tax Contribution in whole percentages of not less than 1% of his Compensation; provided, however, that the Pre-Tax Contributions and After-Tax Contributions of a Matching Member under this
          Section 4.1(A) shall total, in the aggregate, at least 2% but not more than 16% of the Matching Member's Compensation. Any After-Tax Contribution election shall be made pursuant to the provisions of Section 3.5, and shall continue in effect during subsequent Plan Years unless the Matching Member shall provide notification in the manner prescribed by the Committee of his election to discontinue or otherwise change his After-Tax Contributions. A Matching Member may change the percentage of his Compensation designated by him as his After-Tax Contributions, and such change shall be effective (i) prior to January 1, 1993, as of the first day of the Plan Quarter, and (ii) from and after January 1, 1993, as of the Employee's Pay Cycle that begins after such change has been processed. Each Matching Member's After-Tax Contribution Accounts shall be fully vested and non-forfeitable at all times.

          B. NON-MATCHING MEMBERS: Each Non-Matching Member may designate at least 2% but not more than 10% of his Compensation as Savings Contributions as described herein.

               PRE-TAX CONTRIBUTIONS: Each Non-Matching Member who elects to make Pre-Tax Contributions for a Plan Year shall initially elect to defer a portion of his Compensation in whole percentages of not less than 1% and not more than 10% of his Compensation;

          provided, however, that Pre-Tax Contributions and After-Tax Contributions under this Section 4.1(B) shall total, in the aggregate, at least 2% but not more than 10% of the Non-Matching Member's Compensation. Each such election shall be made pursuant to the provisions of Section 3.5 and shall continue in effect during subsequent Plan Years unless the Non-Matching Member shall notify the Committee in writing of his election to discontinue or otherwise change his Pre-Tax Contributions.
          A Non-Matching Member may change the percentage of his Compensation designated by him as his Pre-Tax Contributions and such change shall be effective as of the first day of the Plan Quarter that begins after the change has been processed.

               A Non-Matching Member's Pre-Tax Contributions shall not exceed a maximum of $7,000 (as adjusted by the Secretary of the Treasury to account for cost-of-living increases for each calendar year). In the event a Non-Matching Member's Pre-Tax Contributions exceed the applicable $7,000 limit, or in the event the Matching Member submits a written claim to the Committee, at the time and in the manner prescribed by the Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable limit of Section 402(g) of the Code when added to amounts deferred by the Non-Matching Member in other plans or arrangements, such excess (the "Excess Deferrals"), plus any income and minus any loss attributable thereto, shall be returned to the Non-Matching Member by the April 15 of the following year. Such income shall include the allocable gain or loss for the Plan Year in which the Excess Deferral occurred. The amount of any Excess Deferrals to be distributed to a Non-Matching Member for a taxable year shall be reduced by excess Pre-Tax Contributions previously distributed pursuant to Section XIV for the Plan Year beginning in such taxable year. The income or loss attributable to the Matching Member's Excess Deferral for the Plan Year shall be determined by multiplying the income or loss attributable to the Non-Matching Member's Pre-Tax Contribution Account balance for the Plan Year (or relevant portion thereof) by a fraction, the numerator of which is the Excess Deferral and the denominator of which is the Non-Matching Member's total Pre-Tax Contribution Account balance as of the Valuation Date next preceding the date of return of the Excess Deferral. Each Non-Matching Member's Pre-Tax Contributions shall be contributed to the Trust Fund by the Employer.
          Each Non-Matching Member's Pre-Tax Contribution Accounts shall be fully vested and non-forfeitable at all times.

               AFTER-TAX CONTRIBUTIONS: Any Non-Matching Member regardless of whether he has elected to defer any percentage of his Compensation in the form of a Pre-Tax Contribution to the Plan may elect to make an After-Tax Contribution of up to 10% of his Compensation; provided, however, that the Pre-Tax Contributions and After-Tax Contributions of a Non-Matching Member under this Section 4.1(B) shall total, in the aggregate, at least 2% but not more than 10% of the Non-Matching Member's Compensation. Any After-Tax Contribution election shall be made pursuant to the provisions of
          Section 3.5, and shall continue in effect during subsequent
          Plan Years unless the Non-Matching Member shall notify the Committee in writing of his election to discontinue or otherwise change his After-Tax Contributions. A Non-Matching Member may change the percentage of his Compensation designated by him as his After-Tax Contributions, and such change shall be effective as of the first day of the Plan Quarter that begins after such change has been processed. Each Non-Matching Member's After-Tax Contribution Accounts shall be fully vested and non-forfeitable at all times.

  4.2 EMPLOYER CONTRIBUTIONS: As of each Pay Cycle, each Employer shall make an Employer Contribution to the Trust Fund on behalf of its Matching Members who are not Limited Matching Members in an amount equal to 75% of such Matching Member's Basic Savings Contributions each payroll period. Limited Matching Members shall receive an Employer Contribution each bi-weekly payroll period equal to 0.1% of such Limited Matching Member's Basic Savings Contributions for that payroll period. Prior to January 1, 1992, the Matching Member shall elect the amount of Pre-Tax and/or After-Tax Contributions to be matched by the Employer. From and after January 1, 1992, the Employer shall first apply the Employer Contribution to the Member's Pre-Tax Contributions to the Plan. A Contribution shall be deemed to be made on account of a Plan Year if (i) the Employer claims such amount as a deduction on its Federal income tax return for such Plan Year or (ii) the Employer designates such amount in writing to the Trustee as payment on account of such Plan Year. All Contributions of the Employer shall be paid to the Trustee, and payment shall be made not later than the time prescribed by law for filing the Federal income tax return of the Employer, including any extension which has been granted for the filing of such tax return. The Trustee shall hold all such Employer Contributions subject to the provisions of this Plan and Trust, and no part of such Contributions shall be used for, or diverted to, any other purpose. Non-Matching Members shall not be eligible to receive Employer Contributions.

          In the case of the reinstatement of any amounts forfeited pursuant to the unclaimed benefit provisions of Section 11.10 or pursuant to the distribution repayment provisions of Section 7.4, the Employer shall also contribute, within a reasonable time after a claim is filed under Section
11.10 or after a distribution is repaid under Section 7.4, an amount sufficient to reinstate such amount after application of Forfeitures. All such Employer Contributions shall be transmitted to the Trustee as soon as practicable after such Contributions are made.

  4.3     EMPLOYER CONTRIBUTIONS AND PRE-TAX CONTRIBUTIONS TO BE TAX
DEDUCTIBLE: Employer Contributions and Pre-Tax Contributions shall not be made in excess of the amount deductible under applicable Federal law now or hereafter in effect limiting the allowable deduction for contributions to profit-sharing plans. The Employer Contributions and Pre-Tax Contributions to this Plan, when taken together with all other contributions made by the Employer to other qualified retirement plans, shall not exceed the maximum amount deductible under Section 404 of the Code.

  4.4 SUSPENSION OF CONTRIBUTIONS: Prior to January 1, 1993, any Member may, by written direction in the manner prescribed by the Committee, suspend his Pre-Tax Contributions and/or After-Tax Contributions for a period of not less than a calendar quarter. A Member may resume his Contributions at the beginning of any Plan Quarter following a full calendar quarter during which such Contributions were suspended. From and after January 1, 1993, a Member may, in the manner prescribed by the Committee, suspend his Pre-Tax Contributions and/or After-Tax Contributions for a period of not less than a Pay Cycle. A Member may resume his Contributions as of the last day of any Pay Cycle following suspension of contributions. In the event a Member suspends his Pre-Tax Contributions and/or After-Tax Contributions, such Member shall not be eligible for Employer Contributions during said suspension period.

  4.5 DELIVERY TO TRUSTEE: Each Employer shall, not less frequently than monthly, pay the Contributions to the Trustee.

  4.6 APPLICATION OF FUNDS: The Trustee shall hold or apply the Contributions so received by it subject to the provisions of the Plan; and no part thereof (except as otherwise provided in the Trust Agreement) shall be used for any purpose other than the exclusive use of the Members or their Beneficiaries.

  4.7 ROLLOVER AMOUNTS: Any Eligible Employee may file with the Committee a written request that the Trustee accept a Rollover Amount from such Eligible Employee. The Committee, in its sole and absolute discretion, shall determine whether such Eligible Employee shall be permitted to contribute a Rollover Amount to the Trust Fund. The Committee shall develop such procedures and may require such information from the Eligible Employee desiring to make such a transfer as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a separate Rollover Account. Such account shall at all times be 100% vested in the Eligible Employee and shall share in the Income of the Trust Fund in accordance with
Section 5.2. Upon termination of the Eligible Employee's employment with all Employer and Affiliates, the total amount of the Rollover Account shall be distributed in accordance with Section VIII.

          Upon such a transfer by an Eligible Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 3.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Member. In all respects, the Rollover Account shall be treated as a regular account under this

Plan and shall be subject to the investment directions of the Eligible Employee and the change thereof as otherwise permitted herein.

  4.8 DISPOSITION OF FORFEITURES: If a Member terminates Service without being entitled to receive a distribution from his Employer Contribution Account, he shall be deemed to have received a distribution from that account as of the date of his termination of employment with all Employers and Affiliates. A Member's Forfeiture, if any, shall first be applied to the Employer Contribution Account of a re-employed Member for whom a reinstatement of prior Forfeitures is required pursuant to Section 7.4 hereof, and second shall be applied to reinstate the Account of a previous Member pursuant to the unclaimed benefit provisions of Section 11.10 hereof. To the extent that Forfeitures for any Plan Year exceed the amounts required for such purposes they will be applied to reduce Employer Contributions for the Plan Year.

  4.9 CONTRIBUTIONS GENERALLY IRREVOCABLE: All Employer Contributions to the Trust Fund shall be irrevocable and shall be used to pay benefits or to pay expenses of the Plan and Trust Fund; provided, however, that upon the Employer's request, a Contribution which was made by a mistake of fact or conditioned upon initial qualification of the Plan and Trust Fund under Sections 401(a) and 501(a) of the Code, or upon the deductibility of the Contribution under Section 404 of the Code, shall be returned to the Employer within one year after the payment of the Contribution, the denial of initial qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

                                      SECTION V

                                   MEMBER ACCOUNTS

  5.1 INDIVIDUAL ACCOUNTS: The Committee shall create and maintain adequate records to disclose the interest in the Trust Fund and in its component Investment Funds of each Member, former Member and Beneficiary. Such records shall be in the form of individual Accounts and credits and charges shall be made to such Accounts in the manner herein described. A Member may have up to five separate Accounts, an Employer Contribution Account, a Pre-Tax Contribution Account, an After-Tax Contribution Account, an IRA Account and a Rollover Account. Any Member who transfers from one Employer to another Employer, or who is simultaneously employed by two or more Employers, may have individual Accounts with each such Employer. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distribution and withdrawals made from an Account shall be charged to the Account as of the date paid.

  5.2 ACCOUNT ADJUSTMENTS: The Accounts of Members, former Members and Beneficiaries shall be adjusted in accordance with the following:

          (a) INCOME OF THE TRUST FUND: As of each Valuation Date, the Trustee shall determine the fair market value of the assets of the respective Investment Funds in the Trust Fund and the net income (or net loss) of each Investment Fund. As soon as is practicable after each Plan Quarter, the Trustee shall deliver to the Committee a written statement of such determination.

          The net income (or net loss) of each Investment Fund shall be ascertained by the Trustee and shall be determined on the accrual basis of accounting; provided, however, that such net income (or net loss) shall include any net increase or net decrease in the value of the assets of such Fund since the next preceding Valuation Date to the extent not otherwise accrued.

          As of each Valuation Date, the Committee shall adjust the Accounts of each Member by allocating the net income (or net loss) of the Investment Funds, separately and respectively, among the Accounts of the Members who had such Accounts on the next preceding Valuation Date, and each such Account shall be credited (or debited) with that portion of such net income (or net loss) which the value of each such Account on such preceding Valuation Date was of the value of all such Accounts on such date; provided, however, that the value of such Accounts as of the next preceding Valuation Date shall reflect any error adjustments made thereto since the next preceding Valuation Date. With respect to each Member whose employment is terminated for any reason, so long as there is any balance in one or more of his Accounts, such Account or Accounts shall continue to receive allocations pursuant to this

     Paragraph. Dividends on shares of stock in Fund D shall be allocated to a special sub-account in Fund D.

          (b) EMPLOYER CONTRIBUTIONS: As of each Valuation Date, the Trustee shall allocate the Employer Contribution among the Employer Contribution Accounts of Matching Members who are Eligible Members.

          (c) PRE-TAX CONTRIBUTIONS: As of each Valuation Date, the Trustee shall allocate to each respective Member's Pre-Tax
     Contribution Account his Pre-Tax Contributions to the Plan.

          (d) AFTER-TAX CONTRIBUTIONS: As of each Valuation Date, the Trustee shall allocate to each respective Member's After-Tax
     Contribution Account his After-Tax Contributions to the Plan.

          (e) FORFEITURES: As of each Valuation Date, Forfeitures which have arisen (valued as of the Valuation Date on which they were forfeited) shall be credited to the obligation of the Employer to effect Employer Contributions.

  5.3 VALUATION OF TRUST FUND: A valuation of the Trust Fund shall be made as of each Valuation Date and on any other date during the Plan Year that the Committee deems a valuation to be advisable. Any such interim valuation shall be exercised on a uniform and nondiscriminatory basis. For the purposes of each valuation, the assets of the Trust Fund shall be valued at the respective current market values, and the amount of any obligations for which the Trust Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets. For the purposes of maintenance of books of account in respect of properties comprising the Trust Fund, and of making any such valuation, the Trustee shall account for the transactions of the Trust Fund on a modified cash basis. Any amount withdrawn from Fund D shall be equal to the Member's pro rata share of the aggregate net proceeds of all sales of stock made by the Trustee to effect withdrawals made during a period determined by the Committee.

  5.4 RECOGNITION OF DIFFERENT INVESTMENT FUNDS: As provided in Section IX, Investment Funds shall be established and each Member shall direct, within the limitations set forth in Section 9.3, what portion of the balance in his Employer Contribution Account, Pre-Tax Contribution Account, After-Tax Contribution Account, IRA Account and Rollover Account, if any, shall be deposited in each Investment Fund. Consequently, when appropriate, a Member shall have an Employer Contribution Account, Pre-Tax Contribution Account, After-Tax Contribution Account, IRA Account and Rollover Account in each such Investment Fund and the allocations described in Section 5.2 shall be adjusted in such manner as is appropriate to recognize the existence of the Investment Funds. Because Members have a choice of Investment Funds, any reference in this Plan to an Employer Contribution Account, Pre-Tax Contribution Account, After-Tax Contribution Account, IRA Account or Rollover Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Member under each Investment Fund.

                                      SECTION VI

                                WITHDRAWALS AND LOANS

  6.1     NON-HARDSHIP WITHDRAWALS:

          (A) AFTER-TAX: Upon application to the Committee, a Member may elect to withdraw from his After-Tax Contribution Accounts in the Plan. Any such withdrawal shall be paid in cash as soon as is practicable after the Valuation Date coincident with or next following the date such withdrawal request is received by the Committee. Any amount withdrawn from Fund D shall be equal to the Member's pro rata share of the aggregate net proceeds of all sales of stock made by the Trustee to effect withdrawals made during a period determined by the Committee. If such a withdrawal is made and any portion of such withdrawal consists of After-Tax Contributions (i) to which Employer Contributions are based and (ii) which have been in the Member's Account for less than 24 months, such Member may not again make any contributions until at least six months have elapsed since such withdrawal, but, except as provided immediately above, there shall be no penalty imposed with respect to such Member's Plan participation by reason of any such withdrawal.

          (B) IRA ACCOUNT: Upon application to the Committee, a Member may elect to withdraw up to the total of his IRA Account in the Plan. Any such withdrawal shall be paid in cash as soon as is practicable after the Valuation Date coincident with or next following the date such withdrawal request is received by the Committee. Any amount withdrawn from Fund D shall be equal to the Member's pro rata share of the aggregate net proceeds of all sales of stock made by the Trustee to effect withdrawals made during a period determined by the Committee. If such a withdrawal is made, such Member may not again make another withdrawal until at least 12 months have elapsed since such withdrawal, but there shall no penalty imposed with respect to such Member's Plan participation by reason of any such withdrawal.
     The amount of withdrawal pursuant to the provisions of this
     Section 6.1(B) shall be made only from such Member's IRA Account.

          (C) ROLLOVER ACCOUNT: Upon application to the Committee, a Member may elect to withdraw up to the total of his Rollover Account in the Plan. Any such withdrawal shall be paid in cash as soon as is practicable after the Valuation Date coincident with or next following the date such withdrawal request is received by the Committee. Any amount withdrawn from Fund D shall be equal to the Member's pro rata share of the aggregate net proceeds of all sales of stock made by the Trustee to effect withdrawals made during a period determined by the Committee. If such a withdrawal is made, such Member may not again make another withdrawal until at least 12 months have elapsed since such withdrawal, but there shall be no penalty imposed with respect to such Member's Plan participation by reason of any such withdrawal. The amount of withdrawal pursuant to the provisions of this Section 6.1(C) shall be made only from such Member's Rollover Account.

  6.2 WITHDRAWAL FROM ACCOUNT ON OR AFTER AGE 59 1/2: Once each twelve-month period, a Member who has attained age 59 1/2 may elect, by following such rules and procedures as may be prescribed from time to time by the Committee on a uniform and nondiscriminatory basis, to withdraw the entire amount or any portion of the vested portion of his Account. If a benefit distribution under the Plan is made to a Member before he attains age 59 1/2, the Member shall be advised by the Committee that an additional income tax may be imposed equal to 10% of the portion of the amount so received which is included in his gross income for such taxable year and which is attributable to benefits accrued while he was a Member.

  6.3 HARDSHIP WITHDRAWALS: A Member may at any time file with the Committee an appropriate written request for a hardship withdrawal from his Pre-Tax Contribution Accounts. The amount distributable shall be reduced by the amount of any previous distributions on account of hardship. The amount may include all of the Income allocable to the Member's Pre-Tax Contributions Accounts; provided however, a Member may not withdraw any Income of the Trust Fund allocated to his Pre-Tax Contribution Accounts on or after January 1, 1989.

          The approval or disapproval of such request shall be made within the sole discretion of the Committee except that the Committee shall not approve any such request for a withdrawal unless it has been presented written representation by the Member that he is facing a hardship creating an immediate and substantial financial need and that the resources necessary to satisfy that financial need are not reasonably available from other sources of the Member. A Member must first have taken all distributions, other than hardship distributions, and non-taxable loans otherwise available under this Plan and all employee plans maintained by the Employer unless the financial need of the Member cannot reasonably be relieved by first taking such distributions and/or loans.

          The amount of the hardship withdrawal shall be limited to that amount which the Committee determines to be required to meet the immediate financial need created by the hardship; provided however, the amount may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The hardship withdrawal shall be made in cash as soon as practicable after the Member submits and the Committee approves the hardship request and the dollar amount withdrawn shall be determined by reference to the value of his Account as of the latest Valuation Date immediately preceding the date of withdrawal. Any amount withdrawn from Fund D shall be equal to the Member's pro rata share of the aggregate net proceeds of all sales of stock made by the Trustee to effect such withdrawals made during a period determined by the Committee. A Member who receives a hardship withdrawal shall be prohibited from making Pre-Tax and After-Tax Contributions for the 12 consecutive months following the date of distribution and in addition, the dollar limitation on the Pre-Tax Contributions described in Section 4.1 shall be reduced in the year following the hardship withdrawal by the amount of the Pre-Tax Contributions made by the Member in the Plan Year during which the withdrawal was made.

          The following standards (or such other standards as may be acceptable under Treasury Regulations issued pursuant to Section 401(k) of the Code) shall be applied on a uniform and non-discriminatory basis in determining the existence of such a hardship:

          (a) expenses for medical care previously incurred by the Member or the Member's spouse and any dependents (as defined in Section 152 of the Code), or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

          (b) costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments),

          (c) payment for tuition and related educational fees for the next 12 months of post-secondary education for the Member or the Member's spouse, children or dependents as defined in Section 152 of the Code; or

          (d) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence.

  6.4 LOANS: Prior to October 19, 1989, loans may be made under the terms and conditions set forth in the Prior Plan. Effective October 19, 1989, a Member who is an Employee and, to the extent not resulting in discrimination prohibited by Section 401(a)(4) of the Code, any other Member or any Beneficiary (including an "alternate payee" within the meaning of ERISA Section 206(d)(3)(K)) who is a "party in interest" with respect to the Plan within the meaning of ERISA Section 3(14) and who must be eligible to obtain a Plan loan in order for the exemption set forth in 29 C.F.R. Section 2550.408b-1 to apply to the Plan, (hereinafter "Borrower"), may make application in the manner prescribed by the Committee to borrow from the Pre-Tax Contribution Accounts, After-Tax Contribution Accounts, Rollover Account and IRA Account, if any, and the vested portion of the Employer Contribution Account, maintained by or for the Borrower in the Trust Fund, and the Committee or the Trustee in its sole discretion may permit such a loan. Loans shall be granted in a uniform and nondiscriminatory manner on terms and conditions determined by the Committee which shall not result in more favorable treatment of highly compensated employees and shall be set forth in written procedures promulgated by the Committee in accordance with applicable governmental regulations. All such loans shall also be subject to the following terms and conditions:

          (a) The amount of the loan when added to the amount of any outstanding loan or loans to the Borrower from any other plan of the Employer or an Affiliate which is qualified under Code Section 401(a) shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made or (ii) 50% of the present value of the Borrower's vested Account balance under the Plan. In no event shall a loan of less than $1,000 be made to a Borrower. Prior to January 1, 1993, a Borrower may not have more than one loan outstanding at a time under this Plan. From and after January 1, 1993, a Borrower may not have more than two loans outstanding at a time under this Plan.

          (b) The loan shall be for a term not to exceed four and one-half years, unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Borrower. A loan for the purchase of a principal residence shall be for a term not to exceed ten years. The loan shall be evidenced by a note signed by the Borrower. The loan shall be payable in periodic installments and shall bear interest at a reasonable rate which shall be determined by the Committee on a uniform and consistent basis and set forth in the procedures in accordance with applicable governmental regulations. Payments by a Borrower who is an Employee receiving compensation from the Employer will be made by means of payroll deduction from the Borrower's compensation. If the Borrower is not receiving compensation from the Employer, the loan repayment shall be made in accordance with the terms and procedures established by the Committee. A Borrower may repay an outstanding loan in full at any time.

          (c) In the event an installment payment is not paid within 21 days following the bi-weekly due date, the Committee shall give written notice to the Borrower sent to his last known address. If such installment payment is not made within 90 days thereafter, the Committee shall proceed with foreclosure in order to collect the full remaining loan balance or shall make such other arrangements with the Borrower as the Committee deems appropriate. Foreclosures need not be effected until occurrence of a distributable event under the terms of the Plan and no rights against the Borrower or the security shall be deemed waived by the Plan as a result of such delay.

          (d) The unpaid balance of the loan, together with interest thereon, shall become due and payable upon the date of distribution of the Account and the Trustee shall first satisfy the indebtedness from the amount payable to the Borrower or to the Borrower's Beneficiary before making any payments to the Borrower or to the Beneficiary.

          (e) Any loan to a Borrower under the Plan shall be adequately secured. Such security shall include a pledge of a portion of the Borrower's right, title and interest in the Trust Fund which shall not exceed 50% of the present value of the Borrower's vested Account balance under the Plan as determined immediately after the loan is extended. Such pledge shall be evidenced by the execution of a promissory note by the Borrower which shall grant the security interest and provide that, in the event of any default by the

     Borrower on a loan repayment, the Committee shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.

          (f) A request by a Borrower for a loan shall be made in the manner prescribed by the Committee, shall specify the amount of the loan and shall be consented to by the Borrower's spouse, if any. If a Borrower's request for a loan is approved, the Trustee shall make the loan in a lump-sum payment of cash to the Borrower. The cash for such payment shall be obtained by liquidating the vested interests in the Investment Fund or Funds that are credited to the Account of the Borrower and in the order designated by the Borrower.

          (g) A loan to a Borrower shall be considered an investment of the separate Account(s) of the Borrower from which the loan is made. All loan repayments shall be credited pro rata to such separate Account(s) and reinvested exclusively in shares of one or more of the Investment Funds in accordance with Section 9.3.

     6.5 WITHDRAWALS: Notwithstanding anything to the contrary, Members will not be entitled to any withdrawals or distributions under this Section VI from any and all Accounts for the period commencing on or about January 1, 1993 through March 17, 1993.

                                     SECTION VII

                                  MEMBERS' BENEFITS

  7.1 RETIREMENT OF MEMBERS: Any Member whose employment with all Employers and Affiliates terminates on or after he has attained age 65 shall have a fully vested and non-forfeitable right to receive the entire amount of his Account. Payment of benefits due under this Section shall be made in accordance with Section 8.1.

  7.2 DISABILITY OF MEMBERS: If the Committee shall find and advise the Trustee that a Member's termination of employment with all Employers and Affiliates has terminated because of Total and Permanent Disability, then such Member shall have a fully vested and non-forfeitable right to receive the entire amount of his Account. The "entire amount" in such Member's Account shall include any Savings Contributions, Rollover Amounts, prior IRA contributions, Employer Contributions and Forfeiture allocations to be made as of the end of the Plan Year in which termination of Service occurs. Payment of benefits due under this Section shall be made in accordance with
Section 8.1.

  7.3 DEATH OF MEMBERS: In the event of the termination of a Member's employment with all Employers and Affiliates by death, and after receipt by the Committee of acceptable proof of death, the Member shall have a fully vested and non-forfeitable benefit, and the Member's Beneficiary shall have the right to receive the entire amount of the deceased Member's Account. Payment of benefits due under this Section shall be made in accordance with
Section 8.2.

  7.4 OTHER TERMINATION OF SERVICE: In the event of termination of a Member's employment with all Employers and Affiliates for any reason other than retirement on or after his attainment of age 65, disability or death, the Member shall, subject to the further provisions of this Plan, be entitled to receive the entire amount of his Pre-Tax Contribution Accounts, After-Tax Contribution Accounts, Rollover Account, and IRA Account plus an amount equal to the vested percentage of his Employer Contribution Account, as set forth below:

          (a) From and after January 1, 1987, the vested percentage shall be determined, based upon the Member's Years of Service, in accordance with the following schedule:

           Years of Service                   Vested Percentage
           ----------------                   -----------------
           Less than 3 years                         0%
           3 years                                  20%
           4 years                                  40%
           5 years                                  60%
           6 years                                  80%
           7 or more years                         100%

          (b) In the event the Member became a Member prior to January 1, 1987, and the schedule in this subsection (b) would produce a greater vested percentage than that produced by subsection (a) above, then notwithstanding subsection (a) above, the vested percentage shall be determined, based upon the Member's Years of Participation in the Plan, in accordance with the following schedule:

                   Years of
           Participation in the Plan          Vested Percentage
           -------------------------          -----------------
                   1 year                             20%
                   2 years                            40%
                   3 years                            60%
                   4 years                            80%
                   5 years                           100%

     For purposes of the foregoing schedule, a Member's Years of Participation in the Plan shall consist of those periods for which the Member was credited with Years of Service and throughout which the Member made Savings Contributions. Notwithstanding the foregoing, the vested portion of the Employer Contribution Account of a Member who terminates Service on or after January 1, 1987 shall in no event be less than the vested portion such Member would have received if the provisions of the Prior Plan in effect immediately prior to the Effective Date had continued without change.

          Any portion of the Employer Contribution Account of a terminated Member in excess of the vested portion specified above shall be a Forfeiture which shall be disposed of as provided in Section 4.8. Payment of benefits due under this Section shall be made in accordance with Section 8.1; provided however that no distributions under this Section VII will be allocated under the Plan for the period commencing on or about January 1, 1993 through March 17, 1993.

  7.5 REINSTATEMENT OF FORFEITURES UPON DISTRIBUTION REPAYMENT: If a Member's employment with all Employers and Affiliates terminates and thereafter such Member recommences such employment before incurring five consecutive one-year Breaks In Service, any amounts forfeited from the prior Employer Contribution Account of such Member upon the prior termination of his employment with all Employers and Affiliates (without any adjustment to such amounts for intervening gains or losses) shall be reinstated to his new Employer Contribution Account (as provided in Section 4.8 hereof) within a reasonable time after repayment by the Member of the amount of any distribution made with respect to the prior termination of employment. Such reinstatement shall be made part of funds otherwise available for allocation as Forfeitures for the Plan Year during which such repayment is made and, if such Forfeitures are insufficient to reinstate such amounts, the Employer shall make the contribution required under Section 4.2. Such repayment must be made before the earlier of (i) the date five years after the date of recommencement of Service or (ii) the conclusion of five consecutive one-year Breaks In Service. Upon receipt by the Trustee, amounts repaid by the Member pursuant hereto shall be credited to a subaccount within his Employer Contribution Account known as his "Restoration Account." A Member shall always be fully vested and have a non-forfeitable right in his Restoration Account.

     7.6 VALUATION DATE DETERMINATIVE OF MEMBER'S RIGHTS: The amount to which a Member is entitled upon his retirement, disability, death or other termination of service shall be valued as of the Valuation Date determined as follows:

          (a) In the case of any Member whose Service is terminated due to his retirement on or after his attainment of age sixty-five, disability or death, the amount to which such Member or his Beneficiary is entitled upon such termination of Service shall be determined as of the last Valuation Date preceding his termination of Service.

          (b) In the case of any Member whose Service is terminated for any reason other than retirement on or after his attainment of age sixty-five, disability or death, the amount to which such Member is entitled upon such termination of Service shall be valued as of the last Valuation Date preceding the Distribution Date as defined in Section 8.1.

                                SECTION VIII

                            PAYMENT OF BENEFITS

  8.1 PAYMENT OF BENEFITS: Upon a Member's entitlement to payment of benefits under Section 7.1, 7.2 or 7.4, he shall file with the Committee his written election on such form or forms, and subject to such conditions, as the Committee shall provide. The Committee shall direct the Trustee to distribute the Member's benefits according to the Member's election; provided that the Committee shall direct that a lump-sum payment be made without the consent of the Member if the distribution is equal to or less than $3,500. If the amount to which a terminated Member is entitled is in excess of $3,500, no distribution shall be made prior to the Member's attainment of age 65 without the Member's consent and the consent of his spouse, if any. If such consent is withheld, distribution of the amount to which the terminated Member is entitled shall be made to such Member (or in the event of his death, to his Beneficiary) after the Member's attainment of age 65 or the date of his death, if earlier. A Member who withholds consent to an immediate distribution may at any time subsequently elect, in the form and manner prescribed by the Committee, to receive payment of benefits.

          The amount which a Member, former Member or Beneficiary is entitled to receive at any time and from time to time may be paid in cash or in securities, or in any combination thereof, provided no discrimination in value results therefrom.

          The earliest date that payment of a Member's benefits may commence, herein referred to as such Member's "Distribution Date," is the day following the date the Member files his election with respect to payment of benefits with the Committee. Following the valuation described in Section 7.6, payment of a Member's benefits shall be made or commence as soon as administratively feasible. Unless the Member elects to defer a distribution to a later date, distributions must be made or commence no later than 60 days following the close of the Plan Year in which the last of the following events occur (i) termination of the Member's employment with all Employers and Affiliates, (ii) the 10th anniversary of the year in which the Member commenced participation in the Plan or (iii) attainment of age 65. Subject to the preceding provisions of this Section, the Committee may direct the Trustee to distribute the Member's benefits as follows:

          (a) All amounts payable in respect of any such Member may be distributed in a single, lump-sum cash distribution; except that, unless the Member elects otherwise, those contributions invested in Fund D shall be distributed in whole shares of stock plus cash for fractional shares. Distributions of ten or less shares of stock shall be paid in a single lump-sum distribution. Distributions from Fund D shall be based on the proceeds from liquidating the Fund D assets held in the Member's Account.

          (b) Should any former Member die prior to the payment to him of all or any portion of his vested Account, then such remaining portion shall be payable to the person or persons and in a manner provided in
     Section 7.3 as
     soon as administratively feasible after the death of such Member. Should any such Beneficiary die prior to the payment to him of any portion of the Member's Account, but after becoming entitled to such payment, then such remaining portion shall be paid in a lump sum to the estate of such Beneficiary as soon as administratively feasible after his death.

  8.2 DISTRIBUTION UPON DEATH: In the event of the death of any Member, the Member's Account will be distributed as follows:

          (a) A Member may file with the Committee a written designation, in the form prescribed by the Committee, of the Beneficiary or Beneficiaries to receive any portion of his Account upon his death, and the Member may at any time change or cancel any such designation by filing a written request in the form prescribed by the Committee. No such designation of Beneficiary shall be effective if the Member has a spouse, unless the spouse is designated as the Beneficiary or unless the spouse consents to the designation of another person as Beneficiary or the absence of the spouse's consent is permitted herein. The Member's spouse may waive the right to be the Member's sole Beneficiary and consent to the Beneficiary designation made by the Member. The waiver must (i) be in writing; (ii) designate a specific alternate Beneficiary and a form of benefit which may not be changed without spousal consent (or must expressly permit designation by the Member without further consent of the spouse);
     (iii) acknowledge the effect of the waiver; and (iv) be witnessed by a Plan representative or a notary public. The spouse's consent to a Beneficiary designation shall not be required if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this Section 8.2(a) will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior spousal consent may be made by a Member without the consent of the spouse at any time before the distribution of the benefit under the Plan. The number of revocations shall not be limited.

          (b) In the event of the death of any Member, the entire amount in the Account of such Member shall be distributed to the Member's spouse, or if there is no spouse, or the spouse has consented pursuant to Section 8.2(a), then to the Beneficiary designated by him as provided in the preceding paragraph (a); or, in the absence of an effective designation or if no designated Beneficiary survives the Member, then to the duly appointed and qualified executor or administrator of the Member's estate; or, if no administration of the estate of such decedent is necessary, then to the Beneficiary entitled thereto under the last will and testament of such deceased Member; or, if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent's domicile.

          (c) If the Committee shall be in doubt as to the right of any Beneficiary designated by a deceased Member to take the interest of such decedent, the Committee may direct the Trustee to distribute the amount in the Account in question to the estate of such Member, in which event the Trustee, the Employer, the Committee, and any other person in any manner connected with the Plan, shall have no further liability in respect of the assets.

  8.3 REQUIRED MINIMUM DISTRIBUTIONS: Notwithstanding any provision herein to the contrary, the distribution of a Participant's benefits shall be made in accordance with the requirements of Code Section 401(a)(9), including the incidental death benefit requirements of Code Section 401(a)(9)(G), and the Treasury Regulations thereunder (including Proposed Regulation Section 1.401(a)(9)-2).

  8.4 PRESENTING CLAIMS FOR BENEFITS: Any Member or the Beneficiary of any deceased Member may submit written application to the Committee for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee may reasonably request. Promptly upon the receipt of any application required by this Section, the Committee shall determine whether or not the Member or Beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the claimant of its findings.

          If a claim is wholly or partially denied, the Committee shall so notify the claimant within 90 days after receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial ninety-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. Notice of the Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the claimant and shall contain the following:

          (i)  the specific reason or reasons for the denial,

          (ii) specific reference to the pertinent Plan provisions on which the denial is based,

          (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

          (iv) an explanation of the claims review procedure set forth in
     Section 8.5 hereof.

If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 8.5.

  8.5 CLAIMS REVIEW PROCEDURE: If an application filed by a Member or Beneficiary under Section 8.4 above shall result in a denial by the Committee of the benefit applied for, either in whole or in part, such applicant shall have the right, to be exercised by written application filed with the Committee within 60 days after receipt of notice of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied under Section 8.4, to request the review of his application and of his entitlement to the benefit applied for. Such request for review may contain such additional information and comments as the applicant may wish to present. Within 60 days after receipt of any such request for review, the Committee shall reconsider the application for the benefit in light of such additional information and comments as the applicant may have presented, and if the applicant shall have so requested, shall afford the applicant or his designated representative a hearing before the Committee. The Committee shall also permit the applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Company relating to the applicant's entitlement to such benefit. The Committee shall make a final determination with respect to the applicant's application for review as soon as practicable, and in any event not later than 60 days after receipt of the aforesaid request for review, except that under special circumstances, such as the necessity for holding a hearing, such sixty-day period may be extended to the extent necessary, but in no event beyond the expiration of 120 days after receipt by the Committee of such request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the applicant prior to the commencement of the extension. Notice of such final determination of the Committee shall be furnished to the applicant in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of the Plan upon which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

  8.6 DISPUTED BENEFITS: If any dispute still exists between a Member or a Beneficiary and the Committee after a review of the claim or in the event any uncertainty shall develop as to the person to whom payment of any benefit hereunder shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Member or Beneficiary until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

     8.7 MEMBER'S RIGHT TO TRANSFER ELIGIBLE ROLLOVER DISTRIBUTION. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                                   SECTION IX

                          TRUST AGREEMENT; INVESTMENT
                          FUNDS; INVESTMENT DIRECTIONS

  9.1 TRUST AGREEMENT: The Company shall enter into a Trust Agreement with a Trustee providing for the administration of the Trust Fund established in connection with this Plan by the Trustee, or by a successor trustee. The Provisions of such Trust Agreement are incorporated herein by references as fully as if set out herein. The Trustee shall be subject to direction by the Committee or shall have such discretion with respect to management and control of Plan assets as specified by the Committee.

  9.2 INVESTMENT FUNDS: Prior to January 1, 1993, and in accordance with Member investment directions the Trustee shall maintain the Trust Fund in four separate Investment Funds for investment purposes, to-wit:

          FUND A--FIXED INCOME FUND: Amounts invested in Fund A shall be invested and reinvested principally in one or more fixed income investments, including (without limitation) group annuity or other contracts providing guaranteed rates of return, preferred stocks, corporate, municipal or Government bonds, debentures, notes, certificates or other similar evidences of indebtedness, commercial paper, Government guaranteed paper, certificates of deposit or savings accounts, and the Trustee's short-term investment fund.

          FUND B--EQUITY INCOME FUND: Amounts invested in Fund B shall be invested and reinvested primarily in whichever of the following is designated by the Investment Committee, (a) a passively managed, diversified fund of capital, common or other form of equity stock with the objective of simulating the performance of the Standard & Poor's Composite Index of 500 stocks and which, pending the selection and purchase of investments of the type so described, may be invested in the Trustee's short-term investment fund, or (b) an actively managed, diversified fund of capital, common or other form of equity stock and which, pending the selection and purchase of investments of the type so described, may be invested in the Trustee's short-term investment fund.

          FUND C--BALANCED FUND: Fund C shall be invested and reinvested principally in capital, common or other form of equity stock, or securities convertible into stock, of corporations, and in one or more fixed income investments, including (without limitation) group annuity or other contracts providing guaranteed rates of return, preferred stocks, corporate, municipal or Government bonds, debentures, notes, certificates or other similar evidences of indebtedness, commercial paper, Government guaranteed paper, certificates of deposit or savings accounts.

          FUND D--FROZEN STOCK FUND: From and after January 12, 1988, no Savings Contributions or Employer Contributions shall be invested in Fund D. From and after January 11, 1988, all amounts constituting income of Fund D shall be reinvested in Fund D. The Committee may establish separate subfunds which shall be held as part of Fund D and are invested in securities of Allied-Signal Inc. or may be invested in such other securities which may be received on account of distributions related to Henley Stock or in the Trustee's short-term investment fund. Any dividends paid on such stock held in Fund D shall be invested in the Trustee's short-term investment fund. Effective on or about September 1, 1992, Fund D was terminated and all of its assets liquidated in accordance with the provisions of
     Section 9.8.

          From and after January 1, 1993 and except as provided in Section VI with respect to Plan loans, all contributions to the Trust that are allocated to any separate Account of a Member shall be divided by the Trustee and invested in shares of one or more of the Investment Funds, including but not limited to a money market fund, as the Committee designates as available for Member's selection and as may be revised from time to time by the Committee on Exhibit A attached hereto.

          Contributions shall be invested in shares of the Investment Funds pursuant to the directions of the Members given in accordance with the provisions of Sections 9.3 and 9.4 as certified to the Trustee by the Committee. Except as otherwise provided herein, interest, dividends and other income and all profits and gains produced by each such Investment Fund shall be paid into such Investment Fund, and such interest, dividends and other income or profits and gains, without distinction between principal and income, may be invested and reinvested but only in the property hereinabove specified for the particular Investment Fund.

  9.3 INVESTMENT DIRECTIONS OF MEMBERS: Prior to January 1, 1993, each Member may, by written notice to the Committee in the manner prescribed by it, direct that the total of the Contributions allocable to his Pre-Tax Contribution, After-Tax Contribution, Employer Contribution, IRA and Rollover Accounts and the earnings and additions thereon, be invested in such percentages (in increments of 25% of the total of such Accounts) as he may designate among the Fixed Income Fund, the Equity Income Fund and the Balanced Fund. In the event a Member fails to direct the manner of investing his Accounts as provided herein, his Accounts shall be invested only in the Fixed Income Fund. From and after January 1, 1993, each Member may direct that the total of the Contributions allocable to his Pre-Tax Contribution, After-Tax Contribution, Employer Contribution, IRA and Rollover Accounts and the earnings and additions thereon, be invested in such percentages (in increments of 1% of the total of such Accounts) as such Member may designate among the Investment Funds. In the event a Member fails to direct the manner of investing his Accounts as provided herein, his Account shall be invested only in a fixed income fund.

  9.4 CHANGE OF INVESTMENT DIRECTIONS: Each Member may, by at least 15 days' written notice to the Committee in the manner prescribed by it and subject to any restrictions or conditions which may be established by the Committee, direct once each Plan Quarter, effective as of the first day of the next Plan Quarter, that the investment of his future Pre-Tax Contributions, After-Tax Contributions and Employer
Contributions be changed from one authorized option to another authorized option available under Section 9.3. Further, each Member may authorize the transfer of existing Account balances once each Plan Quarter among the available Investment Funds (in 25% increments) effective as of the first day of any Plan Quarter. From and after January 1, 1993, each Member may, in the manner prescribed by the Committee and subject to any restrictions or conditions which may be established by the Committee, direct the investment of his future Pre-Tax Contributions, After-Tax Contributions or Employer Contributions be changed from one authorized option to another authorized option available under Section 9.3. Further, each Member may authorize the daily transfer of existing Account balances among the available Investment
Funds in 1% increments or in flat dollar amounts.

  9.5 BENEFITS PAID SOLELY FROM TRUST FUND: All of the benefits provided to be paid under Section VIII shall be paid by the Trustee out of the Trust Fund to be administered under such Trust Agreement. No fiduciary shall be responsible or liable in any manner for payment of any such benefits, and all Members hereunder shall look solely to such Trust Fund and to the adequacy thereof for the payment of any such benefits of any nature or kind which may at any time be payable hereunder.

  9.6 COMMITTEE DIRECTIONS TO TRUSTEE: The Trustee shall make only such distributions and payments out of the Trust Fund as may be directed by the Committee. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to any distributions and payments out of the Trust Fund and shall have discharged its obligation in that respect when it shall have sent certificates and checks or other papers by ordinary mail to such persons and addresses as may be certified to it by the Committee.

  9.7 AUTHORITY TO DESIGNATE INVESTMENT MANAGER: The Committee may appoint an investment manager or managers to manage (including the power to acquire and dispose of) any assets of the Trust Fund in accordance with the terms of the Trust Agreement and ERISA.

  9.8 LIQUIDATION OF FUND D: A Member may, by written notice to the Committee in the manner prescribed by it, request that the Trustee liquidate, on a weekly basis, all or any part of the Member's investment in Fund D (other than the Special Dividend Fund which is a part of Fund D) and invest the proceeds in the Fixed Income Fund, the Equity Income Fund and/or the Balanced Fund in accordance with the provisions of Section 9.3.

          By similar notice, a Member's investment assets in the Special Dividend Fund (which is a part of Fund D) may also be liquidated, in whole but not in part, on a weekly basis and the proceeds of such liquidation shall be invested in accordance with the provisions of Section 9.3.

          In the event that, pursuant to the terms of the Trust Agreement and notwithstanding any provision of the Plan to the contrary, Fund D is to be terminated by the Investment Committee under the Trust Agreement, and all of its assets liquidated, the Committee shall give advanced notice of such action to provide each Member who has an investment in Fund D a reasonable opportunity to request the Trustee, in the manner provided above, to liquidate such investment before the liquidation of Fund D assets pursuant to its termination commences. While the liquidation of Fund D assets pursuant to its termination is in process, the Committee may suspend the ability of Members, with respect to their investments in Fund D, to receive distributions or withdrawals, elect transfers to other Investment Funds or, otherwise, to effect Plan transactions, provided, that promptly following the completion of the liquidation, such suspension shall be discontinued.
Effective on or about September 1, 1992, the Committee terminated Fund D and liquidated all of the assets in accordance with this Section 9.8.

                                   SECTION X

                    ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
                    SEPARATION OF THE TRUST FUND; AMENDMENT
                          AND TERMINATION OF THE PLAN;
               DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND

 10.1 ADOPTIVE INSTRUMENT: Any corporation or other organization with employees, now in existence or hereafter formed or acquired which is not already an Employer under this Plan and which is otherwise legally eligible, may, with the approval of the Company by action of the Board of Directors, adopt and become an Employer under this Plan by executing and delivering to the Company and the Trustee an adoptive instrument specifying the classification of its Employees who are to be eligible to participate in the Plan and by agreeing to be bound as an Employer by all the terms of the Plan with respect to its eligible Employees. The adoptive instrument may contain such changes and variations in the terms of the Plan as may be acceptable to the Company. Any such approved organizations which shall adopt this Plan shall designate the Company as its agent to act for it in all transactions affecting the administration of the Plan and shall designate the Committee to act for such Employer and its Members in the same manner in which the Committee may act for the Company and its Members hereunder. The adoptive instrument shall specify the effective date of such adoption of the Plan and shall become, as to such adopting Employer and its Employees, a part of this Plan. Such Employer shall also forthwith obtain a favorable determination letter from the appropriate District Director of the Internal Revenue with respect to its participation in the Plan. The Company may, in its absolute discretion, terminate an adopting Employer's participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan.

 10.2 SEPARATION OF THE TRUST FUND: A separation of the Trust Fund as to the interest therein of the Members of any particular Employer may be made by an Employer at any time. In such event, the Trustee shall set apart that portion of the Trust Fund which shall be allocated to such Members pursuant to a valuation and allocation of the Trust Fund made in accordance with the procedures set forth in Sections 5.2 and 5.4, but as of the date when such separation of the Trust Fund shall be effective. Such portion may in the Trustee's discretion be set apart in cash or in kind out of the properties of the Trust Fund. That portion of the Trust Fund so set apart shall continue to be held by the Trustee as though such Employer had entered into the Trust Agreement as a separate trust agreement with the Trustee. Such Employer may in such event designate a new trustee of its selection to act as trustee under such separate trust agreement. Such Employer shall thereupon be deemed to have adopted the Plan as its own separate plan, and shall subsequently have all such powers of amendment or modification of such plan as are reserved herein to the Company.

 10.3 VOLUNTARY SEPARATION: If any Employer shall desire to separate its interest in the Trust Fund, it may request such a separation in a notice in writing to the Company and the Trustee. Such separation shall then be made only with the consent of the Company and shall be accomplished in the manner set forth in Section 10.2.

 10.4 AMENDMENT OF THE PLAN: The Company shall have the right to amend or modify this Plan and (with the consent of the Trustee) the Trust Agreement at any time and from time to time to any extent that it may deem advisable. Any such amendment or modification shall be set out in an instrument in writing duly authorized by the Board of Directors and executed by the Company. The Company shall promptly deliver to each other Employer any amendment to this Plan or the Trust Agreement. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries. No such amendment shall decrease the Account of any Member or shall decrease any Member's vested interest in his Account. Notwithstanding anything herein to the contrary, the Plan or the Trust Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Internal Revenue Code or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Member or his Beneficiary under the Plan.

 10.5 TERMINATION OF THE PLAN: In accordance with the procedures set forth in this Section 10.6, the Company or any other Employer, with the consent of the Company, may effect a termination of the Plan as to such particular Employer under the following circumstances:

          (a) The Plan may be terminated by the delivery to the Trustee of an instrument in writing approved and authorized by the board of directors of such Employer. In such event, termination of the Plan shall be effective as of any subsequent date specified in such instrument.

          (b) Except as otherwise provided in Section 10.9, the Plan shall terminate effective at the expiration of 60 days following the merger into another corporation or dissolution of any Employer, or following any final legal adjudication of any Employer as a bankrupt or an insolvent, unless within such time a successor organization approved by the Company shall deliver to the Trustee a written instrument certifying that such organization (i) has become the Employer of more than 50% of those Employees of such Employer who are then Members under this Plan and (ii) has adopted the Plan as to its Employees. In any such event the interest in the Plan of any Member whose employment may not be continued by the successor shall be fully vested as of the date of termination of his Service, and shall be payable in cash or in kind within six months from the date of termination of his Service.

 10.6 LIQUIDATION AND DISTRIBUTION OF TRUST FUND UPON TERMINATION: In the event a complete termination of the Plan in respect of any Employer shall occur, a separation of the Trust Fund in respect of the affected Members of such Employer shall be made as of the effective date of such termination of the Plan in accordance with the procedure set forth in Section 10.2. Following separation of the Trust Fund in respect of the Members of any Employer as to whom the Plan has been terminated, the assets and properties of the Trust Fund so set apart, other than common stock of the Company, shall be reduced to cash as soon as may be expeditious under the circumstances. Any administrative costs or expenses incurred incident to the final liquidation of such separate trust funds shall be paid by the Employer, except that in the case of bankruptcy or insolvency of such Employer any such costs shall be charged against the Trust Fund. Following such partial reduction of such Trust Fund to cash, the Accounts of the Members shall then be valued as provided in Sections 5.2 and 5.4 and shall be fully vested, whereupon each such Member shall become entitled to receive the entire amount in his Account in cash and/or common stock, as directed by the Committee. The terminating Employer shall promptly advise the appropriate District Director of Internal Revenue of such complete termination and shall direct the Trustee to delay the final distribution to its affected Members until the District Director shall advise in writing that such termination does not adversely affect the previously qualified status of the Plan or the exemption from tax of the Trust under
Section 401(a) or 501(a) of the Code.

 10.7 EFFECT OF TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS: If any Employer shall terminate the Plan as to its Employees, then all amounts credited to the Accounts of the Members of such Employer with respect to whom the Plan has terminated shall become fully vested and non-forfeitable. If any Employer shall completely discontinue its Contributions to the Trust Fund or suspend its Contributions to the Trust Fund under such circumstances as to constitute a complete discontinuance of Contributions within the meaning of
Section 1.401-6(c) of the regulations under the Code, then all amounts credited to the Accounts of the Members of such Employer shall become fully vested and non-forfeitable, and throughout any such period of discontinuance of Contributions by an Employer all other provisions of the Plan shall continue in full force and effect with respect to such Employer other than the provisions for Contributions by such Employer.

 10.8 MERGER OF PLAN WITH ANOTHER PLAN: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, the assets of the Trust Fund applicable to such Members shall be transferred to the other trust fund only if:

          (a) Each Member would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

          (b) Resolutions of the board of directors of the Employer under this Plan, or of any new or successor employer of the affected Members, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members' inclusion in the new employer's plan; and

          (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

 10.9 CONSOLIDATION OR MERGER WITH ANOTHER EMPLOYER: Notwithstanding any provision of this Section X to the contrary, upon the consolidation or merger of two or more Employers under this Plan with each other, the surviving Employer or organization shall automatically succeed to all the rights and duties under the Plan and Trust of the Employers involved, and their shares of the Trust Fund shall, subject to the provisions of Section 10.8, be merged and thereafter be allocable to the surviving Employer or organization for its Employees and their Beneficiaries.

                                   SECTION XI

                            MISCELLANEOUS PROVISIONS

 11.1 TERMS OF EMPLOYMENT: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between any Employer and Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge an Employee at any time, nor shall it be deemed to give to an Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his employment at any time.

 11.2 CONTROLLING LAW: Subject to the provisions of ERISA, this Plan shall be construed, regulated and administered under the laws of the State of Texas.

 11.3 INVALIDITY OF PARTICULAR PROVISIONS: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

 11.4 NON-ALIENATION OF BENEFITS: No benefit which shall be payable out of the Trust Fund to any person (including a Member or beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the death, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to the extent as may be required by law.

          This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. To the extent provided under a "qualified domestic relations order," a former spouse of a Member shall be treated as the spouse or surviving spouse for all purposes of the Plan. If the Committee receives a qualified domestic relations order with respect to a Member, the Committee shall authorize the immediate distribution of the amount assigned to the Member's former spouse, to the extent permitted by law, from the Member's Account unless the former spouse elects not to receive an immediate distribution.

 11.5 PAYMENTS IN SATISFACTION OF CLAIMS OF MEMBERS: Any payment or distribution to any Member or his legal representative or any Beneficiary in accordance with the provisions of this Plan shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release as a condition precedent to any payment or distribution under the Plan.

 11.6 PAYMENTS DUE MINORS AND INCOMPETENTS: If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due such person to be made to another for the benefit of such minor or incompetent, without the Committee or the Trustee being responsible to see to the application of such payment. To the extent permitted by ERISA, payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Employer.

 11.7 IMPOSSIBILITY OF DIVERSION OF TRUST FUND: Notwithstanding any provision herein to the contrary, no part of the corpus or the income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Member or their Beneficiaries or for the payment of expenses of the Plan. No part of the Trust Fund shall ever directly or indirectly revert to any Employer.

 11.8 EVIDENCE FURNISHED CONCLUSIVE: The Employer, the Committee and any person involved in the administration of the Plan or management of the Trust Fund shall be entitled to rely upon any certification, statement, or representation made or evidence furnished by a Member or Beneficiary with respect to facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation, or evidence, upon being duly made or furnished, shall be conclusively binding upon such Member or Beneficiary but not upon the Employer, the Member or any other person involved in the administration of the Plan or management of the Trust Fund. Nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation, or evidence or to relieve the Member or Beneficiary from the duty of submitting satisfactory proof of such fact.

 11.9 COPY AVAILABLE TO MEMBERS: A copy of the Plan, and of any and all future amendments thereto, shall be provided to the Committee and shall be available to Members and, in the event of the death of a Member, to his Beneficiary, for inspection at the offices of his Employer during the regular office hours of the Employer.

 11.10 UNCLAIMED BENEFITS: If at, after or during the time when a benefit hereunder is payable to any Member, Beneficiary or other distributee, the Committee, upon request of the Trustee, or at its own instance, shall mail by registered or certified mail to such Member, Beneficiary or other distributee at his last known address a written demand for his then address or for satisfactory evidence of his continued life, or both, and if such Member, Beneficiary or distributee shall fail to furnish the same to the Committee within two years from the mailing of such demand, then the Committee may, in its sole discretion, determine that such Member, Beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving Beneficiary) had occurred on the date of the last payment made thereon, or on the date such Member, Beneficiary or distributee first became entitled to receive benefit payments, whichever is later; provided, however, that such forfeited benefit shall be reinstated if a claim for the same is made by the Member, Beneficiary or other distributee at any time thereafter. Such reinstatement shall be made out of the funds otherwise available for allocation as Forfeitures for the Plan Year during which such claim was filed with the Committee (as provided in Section 4.8); and, if Forfeitures for the Plan Year are insufficient to reinstate such amounts, Employer shall make the Contribution required under Section 4.2 hereof.

 11.11 HEADINGS FOR CONVENIENCE ONLY: The headings and subheadings herein are inserted for convenience of reference only and are not to be used in construing this instrument or any provision thereof.

 11.12 SUCCESSORS AND ASSIGNS: This agreement shall bind and inure to the benefit of the successors and assigns of the Employers.

                                  SECTION XII

                            LIMITATIONS ON BENEFITS

          Notwithstanding any provision of this Plan to the contrary, the total Annual Additions made to the Account of a Member for any Plan Year shall be subject to the following limitations:

   I.     SINGLE DEFINED CONTRIBUTION PLAN

          1. If an Employer does not maintain any other qualified plan, the amount of Annual Additions which may be allocated under this Plan on a Member's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

          2. Prior to the determination of the Member's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Member's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Members similarly situated. Any Employer contributions (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

          3. As soon as is administratively feasible after the end of the Limitation Year, the maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Member's actual
     Compensation for such Limitation Year.

          4. If there is an Excess Amount with respect to a Member for the Limitation Year, any nondeductible voluntary employee contributions, to the extent they would reduce the Excess Amount, will be returned to the Member. Then, Excess Amounts will be treated as a forfeiture and shall be applied as a credit to subsequent Employer Contributions or reallocated to other Members to the extent such allocations do not exceed the Maximum Permissible Amount all as provided in Section 12(IV)(4). Any Excess Amounts that cannot be allocated will be held in a suspense account. All amounts in the suspense account must be allocated and reallocated to the Member's accounts (subject to the limitations of Section 415) in succeeding Limitation Years before any Employer contribution and nondeductible Employee contribution which would constitute Annual Additions may be made to the Plan.

     If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will participate in the allocation of the Trust's investment gains and losses.


  II.     TWO OR MORE DEFINED CONTRIBUTION PLANS

          1. If, in addition to this Plan, the Employer maintains any other qualified defined contribution plan, the amount of Annual Additions which may be allocated under this Plan on a Member's behalf for a Limitation Year, shall not exceed the lesser of:

               A. the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Member's accounts for the same Limitation Year under such other defined contribution plan or plans; or

               B.   any other limitation contained in this Plan.

          2. Prior to the determination of the Member's actual Compensation for the Limitation Year, the amount referred to in
     Section 1(A) above, may be determined on the basis of the Member's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Members similarly situated. Any Employer contribution (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

          3. As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in Section 1(A) above shall be determined on the basis of the Member's actual Compensation for such Limitation Year.

          4. If a Member's Annual Additions under this Plan and all such other defined contribution plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated.

          5. If an Excess Amount was allocated to a Member on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

               A. the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Section 415 of the Code); TIMES

               B. the ratio of (A) the amount allocated to the Member as of such date under this Plan, divided by (B) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

          6. Any Excess Amounts attributed to this Plan shall be disposed of as provided in Section 12(I)(4).


 III.     DEFINED CONTRIBUTION PLAN AND DEFINED BENEFIT PLAN

          1. GENERAL RULE: If the Employer maintains one or more defined contribution plans and one or more defined benefit plans, the sum of the "defined contribution plan fraction" and the "defined benefit plan fraction" as defined below, cannot exceed 1.0 for any Limitation Year. For purposes of this Section, employee contributions to a qualified defined benefit plan are treated as a separate defined contribution plan. For purposes of this Section, all defined contribution plans of an Employer are to be treated as one defined contribution plan and all defined benefit plans of an Employer are to be treated as one defined benefit plan, whether or not such plans have been terminated.

          If the sum of the defined contribution plan fraction and defined benefit plan fraction exceeds 1.0, the Annual Benefit of the defined benefit plans will be reduced so that the sum of the fractions will not exceed 1.0. In no event will the Annual Benefit be decreased below the amount of the accrued benefit to date. If additional reductions are required for the sum of the fractions to equal 1.0, the reductions will then be made to the Annual Additions of the defined contribution plans.

          2.   Defined Contribution Plan Fraction

               A. GENERAL RULE: The defined contribution plan fraction for any year is 1 divided by 2, where:

                    1   is the sum of the actual Annual Additions
               to the Member's account at the close of the Limitation Year, and

                    2   is the sum of the lesser of the following
               amounts determined for such year and for each prior year of service of the Employee:

                         a.   1.25 times the dollar
                    limitation in effect for each such year

                    (without regard to the special dollar
                    limitations for employee stock ownership plans), or

                         b.   1.4 times 25% of the Member's
                    Compensation for each such year.

               B. If the Employee was a participant as of the first day of the First Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          3.   Defined Benefit Plan Fraction

               A. GENERAL RULE: The defined benefit plan fraction for any year is 1 divided by 2, where:

                    1   is the projected Annual Benefit of the
               Member under the Plan (determined as of the close of the Limitation Year), and

                    2   is the lesser of

                         a.   1.25 times the dollar
                    limitation (adjusted, if necessary) for
                    such year, or

                         b.   1.4 times 100% of the Member's
                    Average Compensation for the high three
                    years (adjusted, if necessary).

               B. Notwithstanding the above, if the Employee was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the Annual Benefits under such plans which the Employee had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect for all Limitation Years beginning before January 1, 1987.

  IV.     DEFINITIONS

          1. EMPLOYER: The Company and any other Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Code Section 414(b) as modified by Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Section 415(h)) or an affiliated service group (as defined in Code Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of these sections.

          2. EXCESS AMOUNT: The excess of the Member's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          3. LIMITATION YEAR: A 12 consecutive month period ending on December 31.

          4. MAXIMUM PERMISSIBLE AMOUNT: For a Limitation Year, the Maximum Permissible Amount with respect to any Member shall be the lesser of:

               A. $30,000 (or, if greater, 1/4 of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year), or

               B. 25% of the Member's Compensation for the Limitation Year.

          5. COMPENSATION: For purposes of determining compliance with the limitations of Code Section 415, Compensation shall mean a Member's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan, including, but not limited to, commissions paid salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips and bonuses, and excluding the following:

               (a) Employer contributions to a plan of a deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible under Code Section 219(b)(2), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed (however, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as compensation in the year such amounts are included in the gross income of the Employee);

               (b)  amounts realized from the exercise of a
          non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (d) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

     For purposes of applying the limitations in this Section, amounts included as compensation are those actually paid or made available to a Member within the Limitation Year. For Limitation Years beginning after December 31, 1988, Compensation shall be limited to $200,000 prior to January 1, 1994, or $150,000 on or after January 1, 1994 (unless adjusted in the same manner as permitted under Code Section 415(d)). Notwithstanding anything to the contrary in the definition, compensation shall include any and all items which may be includable in Compensation under Section 415(c)(3) of the Code.

          6. AVERAGE COMPENSATION: The average Compensation during a Member's high three years of service, which period is the three consecutive calendar years (or, the actual number of consecutive years of employment for those employees who are employed for less than three consecutive years with the Employer) during which the Employee had the greatest aggregate Compensation from the Employer.

          7. ANNUAL BENEFIT: A benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which Employees do not contribute and under which no rollover contributions are made.

          8. ANNUAL ADDITIONS: With respect to each Limitation Year, the total of the Employer Contributions, Pre-Tax Contributions, After-Tax Contributions, and Forfeitures and amounts described in Code
     Sections 415(1) and 419A(d)(2) which are allocated to a Member's
     Account.

                                  SECTION XIII

                          TOP-HEAVY PLAN REQUIREMENTS

 13.1 GENERAL RULE: For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 13.8, despite any other provisions of this Plan to the contrary, this Plan shall be subject to the provisions of this Section XIII.

 13.2 VESTING PROVISIONS: Each Member who has completed an Hour of Service after the Plan becomes top heavy and while the Plan is top heavy and who has completed the Vesting Service specified in the following table shall be vested in his account under this Plan at least as rapidly as is provided in the following schedule:

          VESTING SERVICE               VESTED PERCENTAGE
          ---------------               -----------------
          Less than 2 years                     0%
          2 but less than 3 years              20%
          3 but less than 4 years              40%
          4 but less than 5 years              60%
          5 but less than 6 years              80%
          6 years or more                     100%

If an account becomes vested by reason of the application of the preceding schedule, it may not thereafter be forfeited by reason of re-employment after retirement pursuant to a suspension of benefits provision, by reason of withdrawal of any mandatory employee contributions to which employer contributions were keyed, or for any other reason. If the Plan subsequently ceases to be top heavy, the preceding schedule shall continue to apply with respect to any Member who had at least three years of service (as defined in Treasury Regulation Section 1.411(a)-8T(b)(3)) as of the close of the last year that the Plan was top heavy. For all other Members, the vested percentage provided in the preceding schedule prior to the date the Plan ceases to be top heavy shall not be reduced.

 13.3 MINIMUM CONTRIBUTION PROVISIONS: Each Member who (i) is a Non-Key Employee, as defined in Section 13.8 and (ii) is employed on the last day of the Plan Year will be entitled to have contributions and forfeitures allocated to his account of not less than 3% (the "Minimum Contribution Percentage") of the Member's Compensation. This minimum allocation shall be provided without taking Pre-Tax Contributions into account. A Non-Key Employee may not fail to receive a Minimum Contribution Percentage because of a failure to receive a specified minimum amount of compensation or a failure to make mandatory employee or elective contributions. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which contributions (including Forfeitures) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee will be determined by dividing the contributions (including Forfeitures) made for such Key Employee by his total compensation (as defined in Section 415 of the Code) not in excess of $200,000 prior to January 1, 1994, or $150,000 on or after January 1, 1994, for the Plan Year.

          Such amount will be adjusted in the same manner as the amount set forth in Section 13.4 below.

          Contributions considered under the first paragraph of this
Section 13.3 will include Employer contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 13.8 below), but will not include Employer contributions under any plan required to be included in such aggregation group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions in favor of employees who are officers, shareholders or the highly compensated or prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the Plan is top-heavy is less then 3%, amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

          Contributions considered under this Section will not include any contributions under the Social Security Act or any other federal or state law.

 13.4 LIMITATION ON COMPENSATION: The annual compensation of a Member taken into account under this Section XIII and under Section I for purposes of computing benefits under this Plan shall not exceed $200,000 prior to January 1, 1994, or $150,000 on or after January 1, 1994. Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

 13.5 LIMITATION ON CONTRIBUTIONS: In the event that the Company, another Employer or an Affiliate (hereinafter in this Section collectively referred to as a "Considered Company") also maintains a defined benefit plan providing benefits on behalf of Members in this Plan, one of the two following provisions will apply:

          (a) If for the Plan Year this would not be a Top-Heavy Plan if "90%" were substituted for "60%" in Section 13.8, then the percentage of 3% used in Section 13.3 is changed to 4%.

          (b) If for the Plan Year this Plan would continue to be a Top-Heavy Plan if "90%" were substituted for "60%," in Section 13.8, then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in Section 12(III) for the limitation year ending in such Plan Year by substituting "one (1.0)" for "one and twenty-five hundredths (1.25)" in each place such figure appears. This subsection (b) will not apply for such Plan Year with respect to any individual for whom there are no (i) employer contributions, forfeitures or voluntary non-deductible contributions allocated to such individual or (ii) accruals earned under the defined benefit plan. Furthermore, the transitional rule set forth in Section 415(e)(6)(B)(i) of the Code shall be applied by substituting "Forty-One Thousand Five Hundred Dollars ($41,500)" for "Fifty-One Thousand Eight Hundred Seventy-Five Dollars ($51,875)" where it appears therein.

 13.6 COORDINATION WITH OTHER PLANS: If another defined benefit plan maintained by a Considered Company provides contributions or benefits on behalf of a Member in this Plan, such other plan shall be treated as a part of this Plan pursuant to applicable principles prescribed by U.S. Treasury Regulations or applicable IRS rulings (such as Revenue Ruling 81-202 or any successor ruling) to determine whether this Plan satisfies the requirements of Sections 13.3 and 13.4 and to avoid inappropriate omissions or inappropriate duplication of minimum contributions. The determination shall be made by the Committee upon the advice of counsel. In the event a Member is covered by a defined benefit plan which is top-heavy pursuant to Section 416 of the Code, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum.

 13.7 DISTRIBUTIONS TO CERTAIN KEY EMPLOYEES: Notwithstanding any other provision of this Plan to the contrary, the entire interest in this Plan of each Member who is a five-percent owner (as described in Section 416(i)(1)(A) of the Code determined with respect to the Plan Year ending in the calendar year in which such individual attains age 70 1/2) shall be distributed to such Member not later than the first day of April following the calendar year in which such individual attains age 70 1/2.

 13.8 DETERMINATION OF TOP-HEAVY STATUS: The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan (determined as of the Valuation Date) for Members (including former Members) who are Key Employees exceeds 60% of the aggregate of the accounts of all Members, excluding former Key Employees, or if this Plan is required to be in an Aggregation Group, any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status, if an individual has not performed one hour of service for any Considered Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account.

          For purposes of this Section, the capitalized words have the following meanings:
          (a) "Aggregation Group" means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the "required aggregation group") includes:


               (i) Each plan of a Considered Company in which a Key Employee is a participant, including collectively bargained plans, and

                   (ii) Each other plan, including collectively bargained plans, of a Considered Company which enables a plan in which a Key Employee is a participant to meet the requirements of the Code, prohibiting discrimination as to contributions or benefits in favor of Employees who are officers, shareholders, or the highly compensated or prescribing minimum participation standards.

     The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of a Considered Company that is not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders, or the highly compensated and to meet the minimum participation standards under the Code.

          (b) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year. However, for the first Plan Year of this Plan, Determination Date means the last day of that Plan Year.

          (c) "Key Employee" means any Employee or former Employee under this Plan who, at any time during the Plan Year in question or during any of the four preceding Plan Years, is or was one of the following:

               (i) An officer of a Considered Company having an annual compensation greater than 50% of the amount in effect under Section 12(IV)(5)(A) of this Plan for any such Plan Year. Whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers considered to be Key Employees will be no more than the fewer of:

                    (A)  50 Employees; or

                    (B) 10% of the Employees or, if greater than 10%, three Employees.

          For this purpose, the highest paid officers shall be selected.

                   (ii)  One of the ten Employees owning (or
          considered as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) the largest interests in the

          Considered Company. An Employee who has some ownership interest is considered to be one of the top ten owners unless at least ten other Employees own a greater interest than that Employee. However, an Employee will not be considered a top ten owner for a Plan Year if the Employee earns less than the maximum dollar limitation on annual additions to a Member's account in a defined contribution plan under the Code, as in effect for the calendar year in which the Determination Date falls.

                  (iii) Any person who owns (or is considered as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than 5% of the outstanding stock of a Considered Company or stock possessing more than 5% of the combined voting power of all stock of the Considered Company.

                   (iv) Any person who has an annual compensation from the Considered Company of more than $150,000 and who owns (or is considered as owning within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the
          Code) more than 1% of the outstanding stock of the Considered Company or stock possessing more than 1% of the total combined voting power of all stock of the Considered Company. For purposes of this subsection, compensation means all items includable as compensation for purposes of applying the limitations on annual additions to a Member's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under the Code.

     For purposes of this subsection (c), a Beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of parts (iii) and
     (iv), each Considered Company is treated separately in determining ownership percentages; but all such Considered Companies shall be considered a single employer in determining the amount of compensation.

          (d) "Non-Key Employee" means any Employee (and any Beneficiary of an employee) who is not a Key Employee.

          (e) "Top-Heavy Group" means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all Employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined benefit plans plus the aggregate accounts for all Employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one hour of service for any Considered Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

     In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments:

          (f) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan or account balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

          (g) In determining the present value of the cumulative accrued benefit (for this purpose using the actuarial assumptions set forth in the applicable pension plan) or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five-year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan.

          (h) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

               (i) If the rollover contribution (or similar transfer) is initiated by the Employee and made to or from a plan maintained by a Considered Company, the plan providing the distribution shall include such distribution in the present value of such account; the plan accepting the distribution shall not include such distribution in the present value of such account unless the plan accepted it before December 31, 1983.

                   (ii) If the rollover contribution (or similar transfer) is not initiated by the Employee or made from a plan maintained by a Considered Company, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value of such account.

          (i) In any case where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such Employee shall be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan Years, this provision shall apply following the end of such period of time.

          (j) "Valuation Date" means for purposes for determining the present value of an accrued benefit as of the Determination Date, the date determined as of the most recent valuation date which is within a twelve-month period ending on the Determination Date. For the first plan year of a plan, the accrued benefit for a current Employee shall be determined either (i) as if the individual terminated service as of the Determination Date or (ii) as if the individual terminated service as of the valuation date, but taking into account the estimated accrued benefit as of the Determination Date. The Valuation Date shall be determined in accordance with the principles set forth in Q.&A. T-25 of Treasury Regulations Section 1.416-1.

          (k) For purposes of this Section XIII, "Compensation" shall have the meaning given to it in Section 12(IV)(5).


                                      -64

                                     SECTION XIV

                               TESTING OF CONTRIBUTIONS

 14.1 DEFINITIONS: For purposes of this Section XIV, the capitalized words have the following meanings:

          A. "After-Tax Contributions" shall mean those contributions defined in Section I.

          B. "Compensation" shall mean the Employee's total Compensation for services rendered to an Employer during the Plan Year and, unless the Committee elects otherwise, the Employee's Pre-Tax Contributions for the Plan Year and any amounts not currently included in the Employee's gross income by reason of the application of Section 125 of the Code.

          C. "Employer Contributions" shall mean the amounts contributed to the Trust Fund by the Employer pursuant to Section 4.2.

          D. "Family Member" shall mean the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any Employee or former Employee.

          E. "Highly Compensated Employee" shall mean any Employee who is a highly compensated Employee under Section 414(q) of the Code during the current Plan Year or, if so elected by the Employer, the prior Plan Year,

               (i)  was at any time a 5% owner; or

              (ii)  received Compensation (as defined in
          Section 12(IV)(5) or which reasonably approximates the definition of Compensation in Section 12(IV)(5)) in excess of $75,000 (or such other amount as determined by the Secretary of the Treasury which reflects cost-of-living increases in accordance with the provisions of Code Section 414(q)(1)(B)); or

             (iii)  received Compensation (as defined in
          Section 12(IV)(5) or which reasonably approximates the definition of Compensation in Section 12(IV)(5)) in excess of $50,000 (or such other amount as determined by the Secretary of the Treasury which reflects cost-of-living increases in accordance with the provisions of Code Section 414(q)(1)(C)) and was in the "top-paid group" (the top 20% of payroll excluding Employees described in Code
          Section 414(q)(8) and applicable regulations) for the Plan
          Year; or

              (iv) was an officer receiving Compensation (as defined in Section 12(IV)(5) or which reasonably approximates the definition of Compensation in Section 12(IV)(5)) exceeding 150% of the defined contribution plan dollar limit in Section 12(IV)(5). The number of officers shall be limited to 50 Employees (or, if lesser, the greater of three (3) Employees or 10% of the Employees).

               For purposes of determining whether an individual is a Highly Compensated Employee for the current Plan Year, an Employee who meets the definition of Highly Compensated Employee set forth in
     Section 14.1(E) above by virtue of subparagraphs (i), (ii) or (iv) for the current Plan Year (but not for the prior Plan Year), shall not be treated as a Highly Compensated Employee unless such individual is a member of the group consisting of the 100 individuals who were paid the greatest compensation (as defined in Section 12(IV)(5) or which reasonably approximates the definition of Compensation in Section 12(IV)(5)) during the current Plan Year.

               A former Employee shall be treated as a Highly Compensated Employee if (1) such former Employee was a Highly Compensated Employee when he separated from Service or (2) such former Employee was a Highly Compensated Employee in Service at any time after attaining age
     55. Any former Employee who separated from Service before January 1, 1987 will be treated as a Highly Compensated Employee only if the former Employee was a 5% owner or received Compensation (as defined in Section 12(IV)(5) or which reasonably approximates the definition of Compensation in Section 12(IV)(5)) in excess of $50,000 during (i) the Employee's separation year (or the year preceding such separation year) or (ii) any year ending on or after the former Employee's 55th birthday (or the last year ending before his 55th birthday).

          F. "Pre-Tax Contributions" shall mean the amounts contributed to the Trust Fund out of a Member's Compensation pursuant to Section 4.1(A).

 14.2 ACTUAL DEFERRAL PERCENTAGE: The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

          (a) The amount of Pre-Tax Contributions actually paid to the Plan on behalf of each such Employee for such Plan Year which relate to Compensation that either would have been received by the Employee in such Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election), over

          (b)  The Employee's Compensation for such Plan Year.

The individual ratios and Actual Deferral Percentages shall be calculated to the nearest 1/100 of 1% of an Employee's Compensation.

 14.3 ACTUAL DEFERRAL PERCENTAGE LIMITS: The Actual Deferral Percentage for the eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b), as follows:

          (a) The Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times 1.25, or

          (b) The lesser of (i) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times
     2.0 or (ii) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          In determining the Actual Deferral Percentage of an Employee who is a 5% owner or one of the ten most Highly Compensated Employees and who has a Family Member who is an Employee, any remuneration paid to the Family Member for services rendered to an Employer or an Affiliate and any contributions made on behalf of or by such Family Member shall be attributed to such Highly Compensated Employee. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Members who are non-Highly Compensated Employees and for Members who are Highly Compensated Employees.

          The Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have deferred contributions allocated to his account under one or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan. For purposes of determining whether the Actual Deferral Percentage limits of Section 14.3 are satisfied, all Pre-Tax Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and if two or more plans are permissively aggregated for purposes of Code Section 401(k) the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

 14.4 REDUCTION OF PRE-TAX CONTRIBUTION RATES BY LEVELING METHOD: If on the basis of the Pre-Tax Contribution rates elected by Members for any Plan Year, the Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 14.3 will be satisfied, the Committee may reduce the Pre-Tax Contribution rate of any Member who is among the eligible Highly Compensated Employees to the extent necessary to reduce the overall Actual Deferral Percentage for eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 14.3. The reductions in Pre-Tax Contribution rates shall be made in a manner so that the Actual Deferral Percentage of the affected Members who elected the highest Actual Deferral Percentage shall be first lowered to the level of the affected Members who elected the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with (a) or (b) of Section 14.3, both of the above-described groups of Members will be lowered to the level of Members with the next highest Actual Deferral Percentage, and so on, until sufficient total reductions in Pre-Tax Contribution rates have occurred to achieve compliance with (a) or (b) of Section 14.3.

 14.5 INCREASE IN PRE-TAX CONTRIBUTION RATES: If a Member's Pre-Tax Contribution rate is reduced below the level necessary to satisfy either (a) or (b) of Section 14.3 for the Plan Year, such Member may be eligible to increase his Pre-Tax Contribution rate for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of (a) or
(b) of Section 14.3. Such an increase in the Pre-Tax Contribution rate shall be made by Members on a uniform and non-discriminatory basis, pursuant to such rules and procedures as the Committee may prescribe.

 14.6 EXCESS PRE-TAX CONTRIBUTIONS: As soon as possible following the end of the Plan Year, the Committee shall determine whether either of the tests contained in Section 14.3 were satisfied as of the end of the Plan Year, and any excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, of those Members who are among the Highly Compensated Employees shall be distributed to the affected Members as of the end of such Plan Year. Such income shall include the allocable gain or loss for the Plan Year.

          The amount of any excess Pre-Tax Contributions to be distributed shall be reduced by Excess Deferrals previously distributed to a Member pursuant to Section 4.1 for the taxable year ending in the same Plan Year. All excess Pre-Tax Contributions shall be returned to the Members no later than the last day of the following Plan Year. The excess Pre-Tax Contributions, if any, of each Member who is among the Highly Compensated Employees shall be determined by computing the maximum Actual Deferral Percentage which each such Member may defer under (a) or (b) of Section 14.3 and then reducing the Actual Deferral Percentage of some or all of such Members who elected an Actual Deferral Percentage in excess of such maximum by an amount of sufficient size to reduce the overall Actual Deferral Percentage for eligible Members who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 14.3. The excess Pre-Tax Contributions, if any, of each Member shall be determined in such a manner that the Actual Deferral Percentage of such Members who elected the highest Actual Deferral Percentage shall be first lowered to the level of such Members who elected the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with (a) or
(b) of Section 14.3, both of the above-described groups of Members will be lowered to the level of Members with the next highest Actual Deferral Percentages, and so on, until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 14.3.

          The income or loss attributable to the Member's excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Member's

Pre-Tax Contribution Account balance for the Plan Year by a fraction, the numerator of which is the excess Pre-Tax Contribution and the denominator of which is the Member's total Pre-Tax Contribution Account balance. Excess Pre-Tax Contributions shall be treated as Annual Additions under Section XII of the Plan.

 14.7     AGGREGATION OF FAMILY MEMBERS IN DETERMINING THE ACTUAL DEFERRAL
RATIO:

          A. CALCULATION OF ACTUAL DEFERRAL RATIOS: If an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner or one of the ten most Highly Compensated Employees, the combined actual deferral ratio for the family group (which is treated as one Highly Compensated Employee) shall be the greater of:

               (1) The actual deferral ratio determined by combining the Pre-Tax Contributions and Compensation of all the eligible Family Members who are highly compensated without regard to family aggregation, and

               (2) The actual deferral ratio determined by combining the Pre-Tax Contributions and Compensation of all the eligible Family Members.

If the amount determined under (1) exceeds the amount determined under (2), an actual deferral ratio for the eligible Family Members who are not Highly Compensated Employees without regard to family aggregation shall also be calculated in the event it should become necessary to correct excess Pre-Tax Contributions of these Family Members.

          The Pre-Tax Contributions and Compensation of all Family Members are disregarded for purposes of determining the Actual Deferral Percentage for the group of non-Highly Compensated Employees, except to the extent taken into account in paragraph (A) above.

          B. AGGREGATION OF FAMILY GROUPS: If an Employee is required to be aggregated as a Family Member of more than one family group, all eligible Employees who are Family Members of those groups that include the Employee are aggregated as one family group in accordance with paragraphs (A)(1) and (A)(2) above.

          C. EXCESS PRE-TAX CONTRIBUTIONS OF FAMILY MEMBERS: The determination and correction of the excess Pre-Tax Contributions of a Highly Compensated Employee whose actual deferral ratio is determined under the rules of Section 414(q)(6) of the Code and this Section 14.7 is accomplished as follows: If the actual deferral ratio of the Highly Compensated Employee is determined under paragraph (A)(2) above, then the Pre-Tax Contribution rate is reduced for the affected Member using the leveling method set forth in Section 14.4 and the excess Pre-Tax Contributions to be distributed thereby shall be allocated among the Family Members in proportion to the Pre-Tax Contributions of each Family Member that were combined to determine the actual deferral ratio of the Highly Compensated Employee under paragraph (A)(2). If the actual deferral ratio of the Highly Compensated Employee is determined under paragraph (A)(1) above, then the Pre-Tax Contribution rate is reduced using the leveling method set forth in Section 14.4 in two steps. First, the Actual Deferral Percentage for the affected Member is reduced as required under Sections 14.3, 14.4 and 14.6, but not below the actual deferral ratio determined for the group of eligible Family Members who are not Highly Compensated Employees without regard to family aggregation. The amount of excess Pre-Tax Contributions is determined by taking into account the Pre-Tax Contributions of the Family Members whose contributions were combined to determine the actual deferral ratio of the Highly Compensated Employee under paragraph (A)(1), and shall be allocated among such Family Members in proportion to each such Family Member's Pre-Tax Contributions. Second, if further reduction is required, excess Pre-Tax Contributions resulting from this reduction are determined by taking into account the Pre-Tax Contributions of all the eligible Family Members and are allocated among such Family Members in proportion to the Pre-Tax Contributions of each Family Member.

 14.8 CONTRIBUTION PERCENTAGE: The Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

          (a) The total of the After-Tax Contributions and Employer Contributions (the "Aggregate Contributions") paid under the Plan on behalf of each Employee for such Plan Year which are made on account of the Employee's Contributions for the Plan Year, are allocated to the Employee's Employer Contribution Account and After-Tax Contribution Account during such Plan Year and are paid to the Trust no later than the end of the next following Plan Year, to

          (b)  The Employee's Compensation for such Plan Year.

To the extent permitted by the Code and applicable regulations, the Employer may elect to take into account, in computing the Contribution Percentage, pre-tax contributions made under this Plan or any other plan of the Employer.
 A Member's Contribution Percentage shall be determined after determining the Member's Excess Deferrals, if any, pursuant to Section 4.1, and after determining the Member's excess Pre-Tax Contributions pursuant to Section 14.6.

 14.9 CONTRIBUTION PERCENTAGE LIMITS: The Contribution Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b), as follows:

          (a) The Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 1.25, or

          (b) The lesser of (i) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 2.0 or (ii) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

In determining the Contribution Percentage of an Employee who is a 5% owner or one of the ten most Highly Compensated Employees and who has a Family Member who is an Employee, any remuneration paid to the Family Member for services rendered to an Employer or to an Affiliate and any contributions made on behalf of or by such Family Member shall be attributed to such Highly Compensated Employee. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Members who are non-Highly Compensated Employees and for Members who are Highly Compensated Employees.

          The Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after-tax contributions under one or more plans described in Section 401(a) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan.

          In the event that this Plan must be combined with one or more other plans in order to satisfy the requirements of Code Section 410(b), then the Contribution Percentage shall be determined as if all such plans were a single plan.

14.10 TREATMENT OF EXCESS AGGREGATE CONTRIBUTIONS: If neither of the tests described in (a) or (b) of Section 14.9 are satisfied, the excess Aggregate Contributions, plus any income and minus any loss attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than the last day of the Plan Year following the Plan Year in which such excess Aggregate Contributions were made. Such income shall include the allocable gain or loss for the Plan Year. The income or loss attributable to the Member's excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Member's Employer Contribution Account and After-Tax Contribution Account for the Plan Year by a fraction, the numerator of which is the excess Aggregate Contribution, and the denominator of which is the Member's total Employer Contribution Account and After-Tax Contribution Account balance. Excess Aggregate Contributions shall be treated as Annual Additions under Section XII of the Plan.

          The excess Aggregate Contributions, if any, of each Member who is among the Highly Compensated Employees shall be determined by computing the maximum Contribution Percentage under (a) or (b) of Section 14.9 and then reducing the Contribution Percentage of some or all of such Members whose Contribution Percentage exceeds the maximum by an amount of sufficient size to reduce the overall Contribution Percentage for eligible Members who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 14.9. The excess Aggregate Contributions, if any, of each Member shall be determined in such a manner that the Contribution Percentage of such Members who have the highest actual contribution ratio under Section
14.8 shall be first lowered to the level of such Members with the next to the highest actual contribution ratio under Section 14.8. If further overall reductions are required to achieve compliance with (a) or (b) of Section 14.9, both of the above-described groups of Members will be lowered to the level of Members with the next highest actual contribution ratio under
Section 14.8, and so on, until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 14.9. For each Member who is a Highly Compensated Employee, the amount of excess Aggregate Contributions is equal to the total Employer Contributions and After-Tax Contributions on behalf of the Member (determined prior to the application of this paragraph) minus the amount determined by multiplying the Member's actual contribution ratio (determined after application of this paragraph) by his Compensation used in determining such ratio. The individual ratios and Contribution Percentages shall be calculated to the nearest 1/100 of 1% of the Employee's Compensation.

 14.11     AGGREGATION OF FAMILY MEMBERS IN DETERMINING THE ACTUAL
CONTRIBUTION RATIO:

          A. CALCULATION OF ACTUAL CONTRIBUTION RATIO: If an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner or one of the ten most Highly Compensated Employees, the combined actual contribution ratio for the family group (which is treated as one Highly Compensated Employee) shall be the greater of:

               (1) The actual contribution ratio determined by combining the Employer Contributions, After-Tax
          Contributions and Compensation of all the eligible Family Members who are highly compensated without regard to family aggregation, and

               (2) The actual contribution ratio determined by combining the Employer Contributions, After-Tax
          Contributions and Compensation of all the eligible Family
          Members.

If the amount determined under (1) exceeds the amount determined under (2), an actual contribution ratio for the group of eligible Family Members who are not highly compensated without regard to family aggregation shall also be calculated in the event it should become necessary to correct excess Aggregate Contributions of these Family Members.

          The Employer Contributions, After-Tax Contributions and
Compensation of all Family Members are disregarded for purposes of determining the Contribution Percentage for the group of Highly Compensated Employees, and the group of non-Highly Compensated Employees, except to the extent taken into account in paragraph (A) of this Section.

          B. AGGREGATION OF FAMILY GROUPS: If an Employee is required to be aggregated as a Family Member of more than one family group, all eligible Employees who are Family Members of those groups that include the Employee are aggregated as one family group in accordance with paragraphs (A)(1) and (A)(2) above.

          C. EXCESS AGGREGATE CONTRIBUTIONS OF FAMILY MEMBERS: The determination and correction of the excess Aggregate Contributions of a Highly Compensated Employee whose actual contribution ratio is determined under the rules of Code Section 414(q)(6) and this
     Section 14.11 is accomplished as follows: If the actual contribution ratio of the Highly Compensated Employee is determined under paragraph (A)(2) above, then the actual contribution ratio is reduced as required under Section 14.10 and the excess Aggregate Contributions to be forfeited or distributed thereby shall be allocated among the Family Members in proportion to the Employer Contributions and After-Tax Contributions of each Family Member that were combined to determine the actual contribution ratio of the Highly Compensated Employee under paragraph (A)(2). If the actual contribution ratio of the Highly Compensated Employee is determined under paragraph (A)(1) above, then the actual contribution ratio is reduced as required under
     Section 14.10 in two steps. First, the actual contribution ratio is reduced as required under Section 14.10, but not below the actual contribution ratio determined for the group of eligible Family Members who are not Highly Compensated Employees without regard to family aggregation. The amount of excess Aggregate Contributions is determined by taking into account the Employer Contributions and After-Tax Contributions of the Family Members whose contributions were combined to determine the actual contribution ratio of the Highly Compensated Employee under paragraph (A)(1) above, and shall be allocated among such Family Members in proportion to each such Family Member's Employer Contributions and After-Tax Contributions. Second, if further reduction is required under Section 14.10, excess Aggregate Contributions resulting from this reduction are determined by taking into account the Employer Contributions and After-Tax Contributions of all the eligible Family Members and are allocated among such Family Members in proportion to the Employer Contributions and After-Tax Contributions of each Family Member.

          IN WITNESS WHEREOF, the Company has executed these presents as evidenced by the signatures affixed hereto of its officers hereunto duly authorized, and by its corporate seal being affixed hereto, in a number of copies, all of which shall constitute but one and the same instrument which may be sufficiently evidenced by any such executed copy hereof, this _____ day of ________________, 1994, but effective as of January 1, 1989.

                                       THE M. W. KELLOGG COMPANY

                                       By
                                         ------------------------------
                                         David L. Bartlett
                                         Vice President, Administration

ATTEST:


------------------------------
Secretary

[SEAL]

THE STATE OF TEXAS       )
                         )
COUNTY  OF  HARRIS       )


          BEFORE ME, the undersigned authority, on this day personally appeared ___________________, ___________________ of THE M. W. KELLOGG
COMPANY, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of the said THE M. W. KELLOGG COMPANY, a corporation, and that he was duly authorized to perform the same and that he executed the same as the act and deed of said corporation for the purposes and consideration therein expressed and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE this the _____ day of ________________, 1994.

                                       -------------------------------
                                       Notary Public, State of Texas

                                     EXHIBIT "A"

                            Attached to and made a part of

                              THE M. W. KELLOGG COMPANY
                             SAVINGS AND INVESTMENT PLAN

                  as Amended and Restated Effective January 1, 1989



                  INVESTMENT FUND OPTIONS EFFECTIVE JANUARY 1, 1993

          1.   The M. W. Kellogg Company Stable Investment Fund

          2.   Vanguard Index Trust - 500 Portfolio

          3.   Vanguard Wellington Fund

          4.   Vanguard U.S. Growth Portfolio

              THE M.W. KELLOGG COMPANY SAVINGS AND INVESTMENT PLAN

              (As Amended and Restated Effective January 1, 1989)


                                First Amendment


          The M.W. Kellogg Company, a Delaware corporation (the "Company"), having adopted The M.W. Kellogg Company Savings and Investment Plan, as amended and restated effective January 1, 1989 (the "Plan") and having reserved the right under Section 10.4 to amend the Plan, does hereby amend the Plan, as follows:

          1. Article I of the Plan is hereby amended effective June 13, 1995 to change the defined term "Employer" to read as follows:

     "EMPLOYER: The Company, M.W. Kellogg-Delaware Inc., The M.W. Kellogg Technology Company, and any eligible organization which shall adopt this Plan pursuant to the provisions of Section X."

          2. Article I of the Plan is hereby amended effective June 13, 1995 to change the defined term "Eligible Employee" to read as follows:

     "ELIGIBLE EMPLOYEE: Any salaried Employee of an Employer who, on or after the Effective Date, is not a "leased employee" with respect to the employing Employer within the meaning of Section 414(n)(2) of the Code, whose terms of employment are not subject to a collective bargaining agreement that does not expressly provide for participation in the Plan, and who is not classified in the personnel files upon hire or in the employment offer letter extended by the employing Employer as a "Project Employee", i.e. employed in connection with one or more specific projects and on the basis that employment shall terminate no later than the completion of the project(s), or a "Temporary Employee", i.e. employed for a specified assignment period and on the basis that employment shall terminate no later than the expiration of the period."

          3. Section 7.4 of the Plan is hereby amended effective as of the dates specified therein by adding the following paragraph (c) to the penultimate paragraph thereof, as follows:

          "(c) Each Eligible Employee as specified in Appendix B of the Plan
     (i) who was employed in a Class 4 secretarial/clerk/staff position or Class 3 clerical/technical position with the Employer and (ii) whose employment was involuntarily terminated, other than for just cause, between September 1, 1993 and April 30, 1995 by the Employer shall be 100% vested in such Employee's Account under the Plan."

          4. Section 9.2 of the Plan is hereby amended, effective September 15, 1994, by adding the following two sentences to the penultimate paragraph thereof, as follows:

     "From and after September 15, 1994, no Savings Contributions or Employer Contributions shall be invested in the portion of The M.W. Kellogg Company Stable Investment Fund with respect to any investments in the guaranteed income contract of Confederation Life Insurance Company (the "Confederation Life Account"). Such Confederation Life Account shall be segregated and maintained separately as a frozen Fund from other Investment Funds in the Trust. Notwithstanding anything to the contrary, Members will not be entitled to any withdrawals or distributions from the Confederation Life Account from and after September 15, 1994."

          5. Section 14.1(E)(iv) of the Plan is hereby amended effective January 1, 1989, to read as follows:

          "(iv)     was an officer receiving Compensation (as defined in
     Section 12(IV)(5) exceeding 50% of the dollar limit in Section 415(b)(1)(A) of the Code). The number of officers shall be limited to 50 employees (or, if lesser, the greater of three employees or 10% of the employees)."

          6. Section 14.2 of the Plan is hereby amended, effective January 1, 1995 by adding the following paragraph at the end thereof:

          "An eligible Employee for the purpose of computing the Actual Deferral Percentage is defined in Treasury Regulation Section 1.401(k)-1(g)(4). The Actual Deferral Percentage of an eligible Employee who makes no Pre-Tax Contributions is zero."

          7. Section 14.7 of the Plan is hereby amended, effective January 1, 1995, to read as follows:

          "14.7     Aggregation of Family Members in Determining the Actual
     Deferral Ratio:

                    A. CALCULATION OF ACTUAL DEFERRAL RATIOS: If an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner or one of the ten most Highly Compensated Employees, the combined actual deferral ratio for the family group (which is treated as one Highly Compensated Employee) shall be determined by combining the Pre-Tax Contributions and Compensation of all the eligible Family Members.

               The Pre-Tax Contributions and Compensation of all Family Members are disregarded for purposes of determining the Actual Deferral Percentage for the group of non-Highly Compensated Employees, except to the extent taken into account in paragraph (A) above.

               B. AGGREGATION OF FAMILY GROUPS: If an Employee is required to be aggregated as a Family Member of more than one family group, all eligible Employees who are Family Members of those groups that include the Employee are aggregated as one family group in accordance with paragraph (A) above.

               C. EXCESS PRE-TAX CONTRIBUTIONS OF FAMILY MEMBERS: In the event that it becomes necessary to determine and correct the excess Pre-Tax Contributions of a Highly Compensated Employee whose actual deferral ratio is determined under the rules of Section 414(q)(6) of the Code and this Section 14.7, the actual deferral ratio calculated in paragraph (A) above shall be reduced using the leveling method set forth in Section 14.4 and the excess Pre-Tax Contributions to be distributed thereby shall be allocated among the Family Members in proportion to the Pre-Tax Contribution of each Family Member that is combined to determine the actual deferral ratio."

              8. Section 14.8 of the Plan is hereby amended effective January 1, 1995, by adding the following paragraph at the end thereof:

              "An eligible Employee for purposes of computing the Contribution Percentage is defined in Treasury Regulation Section 1.401(m)-1(f)(4). The Contribution Percentage of an eligible Employee who receives no Aggregate Contributions under the Plan is zero."

              9. Section 14.11 of the Plan is hereby amended effective January 1, 1995, to read as follows:

              "14.11    AGGREGATION OF FAMILY MEMBERS IN DETERMINING THE ACTUAL
     CONTRIBUTION RATIO:

                   A. CALCULATION OF ACTUAL CONTRIBUTION RATIO: If an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner or one of the ten most Highly Compensated Employees, the combined actual contribution ratio for the family group (which is treated as one Highly Compensated Employee) shall be determined by combining the Employer Contributions, After-Tax Contributions and Compensation of all the eligible Family Members.

                   The Employer Contributions, After-Tax Contributions and
              Compensation of all Family Members are disregarded for purposes of determining the Contribution Percentage for the group of Highly Compensated Employees, and the group of non-Highly Compensated Employees, except to the extent taken into account in paragraph (A) of this Section.

                   B. AGGREGATION OF FAMILY GROUPS: If an Employee is required to be aggregated as a Family Member of more than one family group, all eligible Employees or Family Members of those groups that include the Employee are aggregated as one family group in accordance with paragraph (A) above.

                   C.   EXCESS AGGREGATE CONTRIBUTIONS OF FAMILY MEMBERS:
              In the event that it becomes necessary to determine and correct the excess Aggregate Contributions of a Highly Compensated Employee whose actual contribution ratio is determined under the rules of Code Section 414(q)(6) and this
              Section 14.11, the actual contribution ratio shall be reduced as required under Section 14.10, and the excess Aggregate Contributions to be forfeited or distributed thereby should be allocated among the Family Members in proportion to the Employer Contributions of each Family Member that are combined to determine the actual contribution ratio."

              10. Article XIV of the Plan is amended effective January 1, 1995 by adding the following Section 14.12 to the end thereof:

              "14.12    MULTIPLE USE OF ALTERNATIVE LIMITATION: The
     rules set forth in Treasury Regulation Section 1.401(m)-2(b) for determination of multiple use of the alternative methods of compliance with respect to Sections 14.3 and 14.9 are hereby incorporated into the Plan. If a multiple use of the alternative limitation occurs with respect to two or more plans or arrangements maintained by an Employer, it shall be treated as an excess Aggregate Contribution and must be corrected by reducing the actual contribution ratio of Highly Compensated Employees eligible both to make elective contributions to receive matching contributions under the 401(k) arrangement or to make contributions under the 401(m) plan. Such reduction shall be by the leveling process set forth in Section 14.10."

              11. Appendix A of the Plan is hereby amended effective April 1, 1995 to read as follows:

                   "INVESTMENT FUND OPTIONS EFFECTIVE APRIL 1, 1995

              1.   The M. W. Kellogg Company Stable Investment Fund

              2.   Vanguard Money Market Reserves - Federal Portfolio

              3.   Vanguard Index Trust - 500 Portfolio

              4.   Vanguard Wellington Fund

              5.   Vanguard U.S. Growth Portfolio

              6.   Vanguard Bond Index Fund - Total Bond Market Portfolio"

              12. Appendix B is hereby added effective September 1, 1993 to the end of the Plan, as follows:

              IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers and its seal to be hereunto affixed in a number of copies each of which shall be deemed an original but all of which shall constitute but one and the same instrument this 23rd day of February, 1996.

                                       THE M.W. KELLOGG COMPANY

                                       By
                                         ------------------------------
                                         David L. Bartlett
                                         Vice President, Administration
ATTEST:


-------------------------------
Assistant Secretary

           THE M.W. KELLOGG COMPANY SAVINGS AND INVESTMENT PLAN

           (As Amended and Restated Effective January 1, 1989)

                             SECOND AMENDMENT


          The M.W. Kellogg  Company, a Delaware corporation
(the "Company"), having adopted The M.W. Kellogg Company Savings and Investment Plan, as amended and restated effective January 1, 1989 and as thereafter amended (the "Plan") and having reserved the right under Section 10.4 to amend the Plan, does hereby amend the Plan effective as of the dates specified herein, as follows:

     1. Article I of the Plan is hereby amended effective October 1, 1996 to change the defined term "Compensation" to read as follows:

          "COMPENSATION: The total of all amounts paid by Employer to or for the benefit of an Eligible Employee or Member for services rendered or labor performed while an Eligible Employee or Member in the form of base pay, overtime, lump-sum payment of paid time off ("PTO"), lump-sum vacation payouts, the Incentive Compensation Bonus, the Kellogg Award, extended work-week and shift differential payments, and interim travel pay, and including amounts deferred by such Member pursuant to an option authorized by Section 125 and/or Section 401(k) of the Code under a plan adopted by such Employer, but excluding contributions to any other deferred compensation program (including this Plan), stock options, restricted stock and any other form of extraordinary remuneration, including, but not limited to, all bonuses except the Incentive Compensation Bonus and the Kellogg Award, overseas or cost-of-living allowances. Notwithstanding anything herein to the contrary, in no event shall the annual Compensation taken into account under the Plan for any Employee exceed $150,000 or such other dollar amount as may be prescribed by the Secretary of the Treasury or his delegate pursuant to Section 401(a)(17) of the Code. For purposes of applying the applicable limit on Compensation, the family unit of an Employee who either is a 5% owner or is both a highly compensated Employee and one of the ten most highly compensated Employees will be treated as a single Employee with one Compensation, and the $150,000 limit will be allocated among the members of the family unit in proportion to the total Compensation of each member of the family unit. For this purpose, a family unit consists of the Employee who is a 5% owner or one of the ten most highly compensated

     Employees, the Employee's spouse, and the Employee's lineal descendants who have not attained age 19 before the close of the year."

          2. The first sentence of Section 6.4(f) of the Plan is hereby amended in its entirety effective October 1, 1996 to read as follows:
          "A request by a Borrower for a loan shall be made in the manner prescribed by the Committee and shall specify the amount of the loan."

          3. The third sentence of Section 8.1 of the Plan is hereby amended in its entirety effective October 1, 1996 to read as follows:

          "If the amount to which a terminated Member is entitled is in excess of $3,500, no distribution shall be made prior to the Member's attainment of age 65 without the Member's consent."

          4. Section 16.1 of the Plan is hereby amended in its entirety effective October 1, 1996 to read as follows:

        "10.4 AMENDMENT OF THE PLAN: The Company reserves the right to amend or modify this Plan and (with the consent of the Trustee) the Trust Agreement at any time and from time to time to any extent that it may deem advisable. Any amendment or modification that would increase or decrease the Company's contributions to the Plan shall be set out in an instrument in writing duly authorized by the Board of Directors and executed by the Company. Any other amendment or modification to the Plan shall be set out in an instrument in writing duly authorized by the Committee and executed by the Company. The Company shall promptly deliver to each other Employer any amendment to this Plan or the Trust Agreement. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries. No such amendment shall decrease the Account of any Member or shall decrease any Member's vested interest in his Account. Notwithstanding anything herein to the contrary, the Plan or the Trust Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Internal Revenue Code or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Member or his Beneficiary under the Plan."

          5.   Appendix A of the Plan is hereby amended effective
July 1, 1996 to read as follows:


                   "INVESTMENT FUNDS EFFECTIVE JULY 1, 1996

          1.   Vanguard Money Market Reserves - Federal Portfolio
          2.   Vanguard Index Trust - 500 Portfolio
          3.   Vanguard Wellington Fund
          4.   Vanguard U.S. Growth Portfolio
          5.   Vanguard Bond Index Fund - Total Bond Market
               Portfolio
          6.   Vanguard Investment Contract Trust
          7.   Vanguard Explorer Fund
          8.   Vanguard International Growth Portfolio
          9. The M.W. Kellogg Company Stable Investment Fund - closed to future contributions as of July 1, 1996."

          IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers and its seal to be hereunto affixed in a number of copies each of which shall be deemed an original but all of which shall constitute but one and the same instrument this _____ day of September, 1996.


                                   THE M.W. KELLOGG COMPANY


                                   By
                                      -----------------------------
                                        David L. Bartlett
                                        Vice President, Human
                                         Resources

ATTEST:


-----------------------------
Assistant Secretary

           THE M.W. KELLOGG COMPANY SAVINGS AND INVESTMENT PLAN

           (As Amended and Restated Effective January 1, 1989)

                             THIRD AMENDMENT


          The M.W. Kellogg Company, a Delaware corporation
(the "Company"), having adopted The M.W. Kellogg Company Savings and Investment Plan, as amended and restated effective January 1, 1989 and as thereafter amended (the "Plan") and having reserved the right under Section 10.4 to amend the Plan, does hereby amend the Plan effective as of the dates specified herein, as follows:

          1. Effective January 1, 1997, the following provisions are hereby deleted: (i) the last two sentences of the definition of Compensation in Article I of the Plan, (ii) the second paragraph of
Section 14.3 of the Plan, (iii) Section 14.7 of the Plan, (iv) the second and third sentences of Section 14.9 of the Plan, and (v)
Section 14.11 of the Plan.

          2. Section 3.6 of the Plan is hereby amended effective December 12, 1994, by adding the following sentence to the end thereto:

     "Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code."

          3. The second and third sentences of Section 8.1 of the Plan are hereby amended in their entirety effective January 1, 1998, to read as follows:

     "The Committee shall direct the Trustee to distribute the Member's benefits according to the Member's election; provided that the Committee shall direct that a lump-sum payment be made without the consent of the Member if the distribution is equal to or less than $3,500 ($5,000 from and after January 1, 1998). If the amount to which a terminated Member is entitled is in excess of $3,500 ($5,000 from and after January 1, 1998), no distribution shall be made prior to the Member's attainment of age 65 without the Member's consent."

          4.   The first sentence of subparagraph (a) of Section
8.1 of the Plan is hereby amended in its entirety effective May 1, 1998, to read as follows:

          "(a) All amounts payable in respect of any such Member may be distributed in a single, lump-sum cash distribution; except that, unless the Member elects otherwise, those contributions invested in Fund D and in the Dresser Industries, Inc. Stock Fund shall be distributed in whole shares of stock plus cash for fractional shares."

          5. Section 8.3 of the Plan is hereby amended in its entirety effective January 1, 1997, to read as follows:

         "8.3 REQUIRED MINIMUM DISTRIBUTIONS. Effective January 1, 1997, any benefits to which a Member is entitled shall commence not later than the April 1 following the calendar year in which the Member attains age 70-1/2, whether or not his Service had terminated in such year. Such distribution shall be at least equal to the required minimum distributions under Section 401(a)(9) of the Code and the regulations thereunder. From and after January 1, 1999, notwithstanding any provision of this Plan to the contrary, any benefits to which a Member (other than a 5% owner) is entitled shall commence not later than the April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70-1/2, or (ii) the calendar year in which the Member retires. Such distribution shall be at least equal to the required minimum distributions under
     Section 401(a)(9) of the Code and the regulations thereunder.

               Notwithstanding any provision of this Plan to the contrary, any benefits to which a Member who is a 5% owner is entitled shall commence not later than April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2, whether or not his Service had terminated in such year. Such distribution shall be at least equal to the required minimum distribution under
     Section 401(a)(9) of the Code and the regulations thereunder."

          6. The third sentence of Section 10.4 of the Plan is hereby amended in its entirety effective January 1, 1998 to read as follows:

     "Any other amendment or modification to the Plan shall be set out in an instrument in writing duly authorized by the Committee and executed by any appropriate officer of the Company."

          7. Section III. of Article XII of the Plan is hereby amended effective January 1, 2000, by adding the following Section
(4) to the end thereof:

     "4.   TERMINATION OF SECTION XII.III.  From and after
     January 1, 2000, the provisions of this Section XII.III shall no longer apply."

          8. The last sentence of Section IV(5) of Article XII of the Plan is hereby amended in its entirety, effective January 1, 1998 to read as follows:

     "Notwithstanding anything to the contrary in the definition, compensation shall include any and all items which may be includable in Compensation under Section 415(c)(3) of the Code, including, effective January 1, 1998, (i) any elective deferral (as defined in Code
     Section 402(g)(3)) and (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 457."

          9. Section 14.1(E) of the Plan is hereby amended in its entirety effective January 1, 1997 to read as follows:

          "E.  'Highly Compensated Employee' shall mean any
     Employee who is a highly compensated employee under
     Section 414(q) of the Code, including any Employee who,

               (i)  was a 5% owner during the current
          Plan Year or prior Plan Year; or

               (ii) received Compensation (as defined in Section 12(IV)(5)) during the prior Plan Year in excess of $80,000 or such other dollar amount as may be prescribed by the Secretary of the Treasury or his/her delegate and, if elected by the Employer, was in the "top-paid group" (the top 20% of payroll) for the Plan
          Year excluding Employees described in Code
          Section 414(q)(8).

               A former Employee shall be treated as a Highly Compensated Employee if (1) such former Employee was a Highly Compensated Employee when he separated from Service or (2) such former Employee was a Highly Compensated Employee in Service at any time after attaining age 55. Any former Employee who separated from Service before January 1, 1987, will be treated as a Highly Compensated Employee only if the former Employee was a 5% owner or received Compensation (as defined in Section 12(IV)(5) or which reasonably approximates the definition of Compensation in Section 12(IV)(5)) in excess of $50,000 during (i) the Employee's separation year (or the year preceding such separation year) or (ii) any year ending on or after the former Employee's 55th birthday (or the last year ending before his 55th birthday).

               In determining status as a Highly Compensated
     Employee within the meaning of Code Section 414(q) the entities set forth in Regulation Section 1.414(q)-1T Q&A-6(a)(1) through (4) must be taken into account as a single employer."

          10.  Appendix A of the Plan is hereby amended effective
May 1, 1998 to read as follows:


                 "INVESTMENT FUNDS EFFECTIVE MAY 1, 1998

          1.   Vanguard Money Market Reserves - Prime Portfolio
          2.   Vanguard Index Trust - 500 Portfolio
          3.   Vanguard Wellington Fund
          4.   Vanguard U.S. Growth Portfolio
          5.   Vanguard Bond Index Fund - Total Bond Market
               Portfolio
          6.   Vanguard Retirement Savings Trust
          7.   Vanguard Explorer Fund
          8.   Vanguard International Growth Portfolio
          9.   Vanguard Windsor II
          10.  Davis New York Venture Fund
          11.  Barr Rosenberg Small Cap Fund
          12.  Vanguard Index Trust - Small Capitalization Stock
               Portfolio
          13.  Vanguard Total International Portfolio
          14.  Dresser Industries, Inc. Stock"

          IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers and its seal to be hereunto affixed in a number of copies each of which shall be deemed an original but all of which shall constitute but one and the same instrument this _____ day of ____________________, 1998.


                                   THE M.W. KELLOGG COMPANY



                                   By
                                      -------------------------
                                        Thomas E. Giles


ATTEST:


-------------------------
Assistant Secretary